As Filed with the Securities and Exchange Commission on                           , 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRIMECARE SYSTEMS, INC.

(Name of small business issuer in its charter)

               Delaware

                8099

     54-1707928

 (State or other jurisdiction of

(Primary Standard Industrial

(I.R.S. Employer

 incorporation or organization)

Classification Code Number)

Identification Number)

56 Harrison Street, Suite No. 501, New Rochelle, NY 10801, (914) 576-8457

(Address and telephone number of principal executive offices)

56 Harrison Street, Suite No. 501, New Rochelle, NY 10801

(Address of principal place of business or intended principal place of business)

Edward C. Levine

c/o PrimeCare Systems, Inc.

56 Harrison Street, Suite No. 501, New Rochelle, NY 10801, (914) 576-8457, Ext. 23

(Name, address and telephone number of agent for service)

Copy to:

Wynne B. Stern, Jr., Esq.

56 Harrison Street, Suite No. 501, New Rochelle, NY 10801, (914) 320-9764

Approximate date of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check he following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement  number of the earlier effective registration statement for the same offering: [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

CALCULATION OF REGISTRATION FEE

Title each class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Amount of Aggregate Offering Price	Registration Fee

Common Stock(1)	69901120	$ 0.02 (2)	$1,398,022.40 (2)	$149.59 (2)

TOTAL FEE     $149.59

(1) Represents shares of PrimeCare Systems, Inc. to be distributed by way of a stock dividend to the stockholders of OCG Technology, Inc. (“OCGT”, now known as UraniumCore Company)

(2) No consideration will be received by PrimeCare Systems, Inc. in consideration for the distribution of its shares referred to in Note (1) and there is no market for the shares being distributed. Accordingly, for purposes of calculating the registration fee only, the Registrant has used $0.02 per share as the current estimated fair value of the shares being distributed, which is the difference in the bid price of OCGT’s common stock immediately before and immediately after the record date for the dividend distribution/spin-off.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion dated September    , 2006

PROSPECTUS

PRIMECARE SYSTEMS, INC.

Spin-off of 69,901,120 Shares of Common Stock

This Prospectus relates to the dividend distribution to be made to the stockholders of OCG Technology, Inc. (“OCGT”), now known as UraniumCore Company, (“UCOR”), by the spin-off of 69,901,120 shares of PrimeCare Systems, Inc. common stock owned by OCGT.  PrimeCare Systems, Inc. is not selling any shares of common stock pursuant to this Prospectus and therefore, PrimeCare Systems, Inc. will not receive any proceeds from this offering.  All costs associated with the registration statement, of which this Prospectus is a part, will be borne by PrimeCare Systems, Inc.  After the effective date of this Registration Statement the shares will be distributed and PrimeCare Systems, Inc. will be an independent, public company.

Holders of OCGT common and Series C (convertible) Preferred stock as of the close of business on December 29, 2005 (the “Record Date”), will receive a dividend equal to one share of PrimeCare Systems, Inc. common stock for each share of OCGT common stock, or for each share of common stock that the convertible preferred stock that they hold, is convertible into.  Following the distribution, 100% of the outstanding PrimeCare Systems, Inc. common stock will be held by the shareholders of OCGT as of the Record Date.

Shareholders may be subject to income tax on the value of the shares and warrants of PrimeCare Systems, Inc. common stock received by them in connection with the transaction contemplated herein.  See “Certain Federal Income Tax Consequences”.

Currently, no public market exists for PrimeCare Systems, Inc. common stock.  PrimeCare Systems, Inc. can provide no assurance that a public market for its securities will develop and ownership of its securities is likely to be an illiquid investment.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REVIEW AND CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September         , 2006

TABLE OF CONTENTS

 Page

PROSPECTUS SUMMARY................................................................................................................

  3

RISK FACTORS .................................................................................................................................

  5

USE OF PROCEEDS...........................................................................................................................

  9

DILUTION...........................................................................................................................................

  9

CAPITALIZATION ...........................................................................................................................

10

DETERMINATION OF PRICE...........................................................................................................

10

CERTAIN MARKET INFORMATION AND MARKET RISKS......................................................

10

DESCRIPTION OF BUSINESS..........................................................................................................

12

PROPERTIES .....................................................................................................................................

18

LEGAL PROCEEDINGS ...................................................................................................................

18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.....................

18

SHARE PURCHASE AGREEMENT AND A DISTRIBUTION AGREEMENT.............................

22

MANAGEMENT................................................................................................................................

23

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............

25

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS....................................................

26

DESCRIPTION OF SECURITIES ....................................................................................................

27

THE SPIN-OFF...................................................................................................................................

28

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..............................................................

31

LEGAL MATTERS ...........................................................................................................................

31

EXPERTS ...........................................................................................................................................

31

WHERE YOU CAN FIND MORE INFORMATION........................................................................

31

FINANCIAL STATEMENTS.............................................................................................................

F-1

You should rely only on the information contained in this Prospectus.  PrimeCare Systems, Inc. has not authorized any other person to provide you with different information.  The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

All references in this Prospectus to: (1) “we,”,“us,” “our,” “PSI,” “PrimeCare” and “Company” refer to PrimeCare Systems, Inc., unless indicated otherwise. (2) PrimeCare V9, refers to PrimeCare Patient Management System, Version Nine, unless indicated otherwise. (3) “OCGT,” “UCOR,” “OCG Technology, Inc.,” refer to UraniumCore Company, unless indicated otherwise.

DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _______________, 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus, but does not contain all of the information that may be important to you. This Prospectus includes specific terms of the offering, information about the business of PrimeCare Systems, Inc. and its financial data.  PrimeCare Systems, Inc. encourages you to read this Prospectus in its entirety, particularly the “Risk Factors” section, financial statements and notes thereto, before making an investment decision.

WHAT WE DO

PrimeCare Systems, Inc. (“PrimeCare”), a Delaware corporation, was a wholly-owed subsidiary of OCG Technology, Inc., a Delaware corporation, (“OCGT”, now known as UraniumCore Company).  OCGT entered into two agreements, a Share Purchase Agreement with Bobby Vavithis on December 19, 2005, which closed on December 31, 2005, and a Distribution Agreement with PrimeCare also on December 19, 2005.

Both agreements provide that the shares of PrimeCare Systems, Inc. common stock, 100% owned by its parent, OCGT, are to be distributed to those stockholders of record of OCGT prior to the closing of the Share Purchase Agreement.  Accordingly, each such stockholder of OCGT will receive one share of the common stock of PrimeCare Systems, Inc. for each share of OCGT’s common stock or for each share of common stock that OCGT’s Series C convertible preferred stock is convertible into, owned by each such stockholder.  In order to facilitate the spin-off of the PrimeCare Systems, Inc. shares, PrimeCare Systems, Inc. has filed a registration statement with the SEC, of which this Prospectus is a part.

PrimeCare Systems, Inc.: (i) created, owns, maintains, and markets the PrimeCare Patient Management System, Version Nine (“PrimeCare V9”) which includes the CodeComplier; (ii) owns, maintains, and markets Web sites containing secure Internet enhanced, and targeted components of PrimeCare Version Nine, which Web sites are known as PrimeCareOnTheWeb.com, YourOwnDoctor.com, and YourOwnHealth.com; and (iii) created, maintains and markets a shopping cart on a fitness Web site, known as www.FitNShape.com.

ABOUT US

The principal executive offices of PrimeCare Systems, Inc. are located at 56 Harrison Street, Suite No. 501, New Rochelle, NY 10801, (914) 576-8457

SUMMARY OF THE SPIN-OFF

Distributing company....................	OCG Technology, Inc. (“OCGT” now known as UraniumCore Company), a Delaware corporation.
Distributed company.....................

PrimeCare Systems, Inc., a Delaware corporation,: (i) created, owns, maintains, and markets the PrimeCare Patient Management System, Version Nine (“PrimeCare V9”) which includes the CodeComplier; (ii) created, own, maintain, and market Web sites containing secure Internet enhanced, and targeted components of PrimeCare Version Nine, which Web sites are known as PrimeCareOnTheWeb.com, YourOwnDoctor.com, and YourOwnHealth.com; and (iii) created, owns and maintains a fitness Web site, known as www.FitNShape.com

Distribution ratio...........................

One share of the common stock of PrimeCare Systems, Inc. will be issued for each share of OCGT common stock you own as of the close of business on December 29, 2005. If you own OCGT Series C Preferred Stock as of the close of business on December 29, 2005, you will be issued one hundred shares of the common stock of PrimeCare Systems, Inc. for each share of OCGT Series C Preferred Stock that you owned.

Record date...................................	As of the close of business on December 29, 2005.
Distribution date...........................	As soon as practical following the effective date of this prospectus.
Distribution agent.........................	Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone: (800) 456-0596
Transfer agent and registrar..........	Registrar and Transfer Company
Securities to be distributed. .........	69,901,120 shares of PrimeCare Systems, Inc. common stock.
Common stock outstanding after offering.........................................	69,901,120 shares
Trading market.............................

None presently, although following the effectiveness of this Registration Statement PrimeCare Systems, Inc. anticipates taking steps necessary to have its common stock included on the OTC Bulletin Board.

Dividend policy............................	PrimeCare Systems, Inc. has never paid dividends on its common stock and does not anticipate paying dividends in the foreseeable future.
Use of proceeds............................	PrimeCare Systems, Inc. will not receive any proceeds from the spin-off of shares.
Risk Factors..................................

The ownership of PrimeCare Systems, Inc. securities involves a high degree of risk. We urge you to review carefully and consider all information contained in this Prospectus, particularly the items set forth under “Risk Factors” beginning on page 5.

Other terms and conditions of the stock purchase agreement............

PrimeCare Systems, Inc. assumed all of the assets and liabilities of OCGT, known, unknown and contingent.  The known liabilities are $440,469, which consists of: $215,700 in promissory notes payable to OCGT shareholders, all of whom, by virtue of the spin-off, will become PSI shareholders after the Distribution; $175,000 of promissory notes payable to a third party; and $49,769 of accounts payable and accrued expenses.

Federal income tax consequences..

Neither PrimeCare Systems, Inc. nor OCGT intend for the spin-off to be tax-free for U.S. federal income tax purposes and you may be subject to income tax on the value of the shares of our common stock.  We advise that you consult your own tax advisor as to the specific tax consequences of the spin-off.

Our relationship with OCGT after the spin-off...................................	Following the spin-off, PrimeCare Systems, Inc. will be an independent, public company and does not anticipate any continuing relationship with OCGT

RISK FACTORS

An investment in, and ownership of, the securities of PrimeCare Systems, Inc. is speculative and involves a high degree of risk.

You should carefully consider the following risks, together with all other information included in this registration statement, including our financial statements and related notes.  Please keep these risks in mind when reading this registration statement, including any forward-looking statements appearing herein.  If any of the following risks actually occurs, the business, financial condition or results of operations of PrimeCare Systems, Inc. would likely suffer materially.  As a result, the trading price of our common stock, if a trading market develops, may decline and you could lose all or part of your investment.

Risks Relating to the Business of PrimeCare Systems, Inc.

We have sustained operating losses in every year of our existence and have minimal assets.  PrimeCare has suffered losses from operations during each of its last twelve fiscal years.  As a result of such losses, PrimeCare has incurred an accumulated deficit of $8,101,777 through June 30, 2006.  PrimeCare is currently operating at a loss, and it is anticipated that it will continue to operate at a loss for the foreseeable future. PrimeCare may never operate at a profit in the future.

ALTHOUGH THE REPORT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS IS A GOING CONCERN OPINION, IT STATES THAT OUR LOSSES FROM OPERATIONS, STOCKHOLDERS’ DEFICIENCY AND OTHER FACTORS RAISE SUBSTANTIAL DOUBT ABOUT PRIMECARE’S ABILITY TO CONTINUE AS A GOING CONCERN.  These factors, and the fact that the Company’s Independent Certified Public Accountants raise doubts about the Company’s ability to continue as a going concern, will have an adverse effect on the Company’s ability to secure additional and needed financing.

We have assumed the debt and other obligations of OCG Technology, Inc. pursuant to the terms of a share purchase agreement.  We have assumed the debt of OCG Technology, Inc. (“OCGT”), known, unknown and contingent. The known liabilities of OCGT, as of December 31, 2005, consists of $215,700 of notes payable to shareholders, $175,000 in notes payable to a third party and $49,769 in accounts payable and accrued expenses, for an aggregate of $440,469, which was offset by a $275,000 cash contribution.  This results in a net increase in our liabilities of $165,469.  The shareholder notes, which were due and payable on July 10, 2007, were subsequently converted into Series A preferred shares in full satisfaction of the notes.  The Company’s assumption of these obligations, including the unknown and contingent liabilities of OCGT, further weakens the Company’s financial condition and will have an adverse effect on the Company’s ability to secure additional financing.

We may not be able to develop a significant market for our technology, which could cause our business to fail.  The financial success of the Company is dependent upon its ability to successfully market the PrimeCare System, Version Nine; PrimeCareOnTheWeb.com; YourOwnDoctor.com; and YourOwnHealth.com.

The PrimeCareSystem, Version Nine (“PrimeCare V9”) and other electronic medical records are a relatively new concept in the management of a medical practice, and their success is dependent upon its acceptance by healthcare industry.  To date, physicians have not, in significant numbers, accepted the concept of the electronic medical record.  PrimeCare V9 may never be accepted by a sufficient number of healthcare providers to ensure its profitability.  If the Company's heath care software products never become profitable, it could cause the Company to fail.

PrimeCareOnTheWeb.com and YourOwnDoctor.com are Web sites for healthcare providers and are new concepts in the management of a medical practice and their successes are dependent upon their acceptance by healthcare providers. There can be no assurance that http://www.primecareontheweb.com or http://www.yourowndoctor.com will be accepted by a sufficient number of healthcare providers to ensure its profitability.

YourOwnHealth.com is a Web site for consumers, and is a new concept in the management of medical problems. Its success is dependent upon its acceptance and use by consumers. There can be no assurance that http://www.yourownhealth.com will be accepted by a sufficient number of consumers to ensure its profitability.

Adverse effects of competing technologies. Other companies market systems which may have some of the features of the PrimeCare V9.  Our current and potential competitors may develop products and technologies that we cannot compete with.  Many of our competitors have substantially greater financial, development and marketing resources than we do.   Other products may be developed by third parties, which would adversely affect the marketability or profitability of any, or all, of the Company's products.   See “DESCRIPTION OF BUSINESS - Competition” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS”.

We may not be able to protect our proprietary rights which could impair our business and cause us to incur substantial expense to enforce our rights.  We do not hold any patents on our technology.  We rely on our copyrights, trade secrets, confidentiality agreements and know-how to protect the PrimeCareV9 and each of our other technologies, all of which may not be sufficient to protect them.  Substantial expense could be required in attempts to enforce our rights.  Our weak financial position could prevent us from attempting to protect our rights.  Our inability to protect our rights could seriously impair our business.

We are operating in the medical field, which is subject to extensive federal, state and local regulation.  We must comply with all applicable governmental regulations in each country in which we operate.  Changes in governmental regulations and failure or inability to comply with such regulations could require changes in our operations and could cause our business to fail.  Although we believe that we comply with all federal, state and local regulations, we cannot predict the nature or effect of government regulations that might be adopted which could adversely effect, or prevent, the marketability of our products.  Our business is subject to substantial regulation in each country in which we operate. Such regulations are likely to change over time and there is no assurance that we will be able to remain in compliance.  In addition, the local service providers we contract with are responsible for compliance with applicable regulatory requirements in their local market. Changes in existing regulations which makes compliance more costly or difficult, enactment of new regulations which are more restrictive than current regulations, or any failure by our local service provider to comply with new or existing regulations is likely to have a material adverse effect on us and could cause our business to fail.

There is substantial doubt about our ability to continue as a going concern due to working capital shortages, and we may not be able to continue operations unless we obtain additional funding.  To date, we have been unable to provide sufficient working capital from operations. Therefore, to fund our operations, we have relied significantly on capital contributions from OCG Technology, Inc. our former parent company and former sole shareholder.   In the future we will have to rely on the sale of equity interests in PrimeCare, and/or from loans from some of our officers and shareholders.  Since our stock will not be publicly traded until this Registration Statement becomes effective, and thereafter, we are able to establish a market for our stock, the sale of equity interests may not be possible.

We rely on a few products for our revenues.  PrimeCare currently is relying on the marketing of the PrimeCareSystem, Version Nine and its three Web sites for its revenues, together with the operation of its “shopping cart” on its fitness Web site, www.FitNShape.com.  Three Web sites are based on, and tied to, the PrimeCareV9.  PrimeCare does not have the financial ability to develop or acquire new products to market.  Until March 2006, PrimeCare primarily derived its income from the sale of Denise Austin videos and DVDs on the Company’s “shopping cart”, which was linked to the Denise Austin Web site.  During March of 2006, the relationship was terminated.  The Company has continued selling its inventory of Denise Austin videos and DVDs on its Fit-N-Shape Web site.  However, PrimeCare cannot survive solely from the sale of fitness videos and DVDs and is in the process of terminating that segment of its business.  If PrimeCare cannot successfully market its current health care industry products, it will fail.

We are subject to international economic and political risks, over which we have little or no control.  Our business involves providing services in countries in South America.  Doing business outside the United States, particularly in underdeveloped countries, some of which have unstable or unpredictable political, social and economic conditions, subjects us to various unique risks.  This includes changing economic, political and social conditions, major work stoppages, exchange controls, currency fluctuations or devaluations, armed conflicts and unexpected changes in laws relating to tariffs, trade restrictions, foreign investments, taxation and nationalization or other expropriation of private enterprises.  We have no control over these risks and may be unable to anticipate changes in international economic, political and social conditions and, therefore, unable to alter our business practices in time to avoid loss of assets, and disruption or failure of our business.

Market Risks

There is no public market for our common stock, and even if a market develops, it will likely be thin and subject to manipulation.  Prime care’s common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for its common stock.  PrimeCare has not taken any steps to enable its common stock to be quoted on any exchange or quoted on any similar quotation service, such as OTC Bulletin Board, and can provide no assurance that its common stock will ever be quoted on any quotation service, or that any market for its common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of PrimeCare stock.  If an active trading market does develop, the market price of PrimeCare’s common stock is likely to be highly volatile due to, among other things, the lack of significant revenues and the nature of its business, and because it will be a new public company with a poor operating history.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies.  If an active trading market does develop, any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay dividends to our stockholders, so you will not receive any return on your investment in our company prior to selling your interest in our stock.  We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.  If we determine that we will pay dividends to the holders of our common stock, we cannot assure that such dividends will be paid on a timely basis.  As a result, you will not receive any return on your investment prior to selling your shares in our company and, for the other reasons discussed in this “Risk Factors section”, you may not receive any return on your investment even when you sell your shares in our company.

Obtaining additional capital through the future sale of common stock and derivative securities will result in dilution of stockholder interests.  We will likely need to raise additional funds in the future by issuing additional shares of common stock or securities such as convertible notes, options, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.  Should we become publicly traded, sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We have authorized 200,000,000 shares of common stock. As of the date of this filing, we have outstanding 69,901,120 shares of common stock; and 64,570 shares of Series A Preferred Stock, convertible into 6,457,000 shares of common stock; and we have issued approximately 14,466,262 warrants to purchase common stock at prices ranging from $0.02 to $0.07 per share.  If the Series A Preferred Stock is converted and the warrants are exercised, the issued and outstanding shares of our common stock would increase to 87,264,382, and prior to being exercised, these warrants overhanging the market could depress the market price of our shares.  Additionally, we would still have in excess of 112,000,000 additional shares of common stock plus more than 9,900,000 shares of preferred stock available for future sale.

The Board of Directors has the power to create classes of both common and preferred stock.  Our Certificate of Incorporation authorizes us to issue 200,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of Preferred Stock, par value $.01 per share, either of which may be issued in series.  Our Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, each series of stock to be issued by us.  As a result, from time to time, differing series of common stock and/or Preferred Stock could be created which may adversely affect the voting power or other rights of the current stockholders.

The SEC’s penny stock rules apply to us. These rules may have the effect of decreasing the liquidity of our stock and increasing the transaction cost for transactions in our stock.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent of the customers and provide monthly account statements to the customer. With all these restrictions, the likely effect of designation as a low priced stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and to increase the transaction cost of sales and purchases of such stock compared to other securities.

OCG Technology, Inc. stockholders may want to sell their shares after they are received in the spin-off and this could adversely affect the market for our securities.  OCG Technology, Inc. will distribute 69,901,120 shares of our common stock to its stockholders in this spin-off distribution  Because OCG Technology, Inc. will divest itself of its ownership of our shares, the stockholders of OCG Technology, Inc. may not be interested in retaining their investment in our shares.  If we become publicly traded and a large number of OCG Technology, Inc. stockholders offer their shares of our stock for sale, the market for our securities could be adversely affected.

FORWARD LOOKING AND CAUTIONARY STATEMENTS

This Prospectus, including the sections entitled “Summary”, “Risk Factors”, “Management’s Discussion” and “Analysis or Plan of Operations” and “Business”, contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties.  These factors may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from those  expressed or implied by the forward-looking statements. These risks and other factors include those listed under “Risk Factors” and elsewhere in this Prospectus.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will” “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology.

You should be aware that a variety of factors could cause actual results to differ materially from the anticipated results or other matters expressed in forward-looking statements.  These risks and uncertainties, many of which are beyond our control, include:

1.

The ability of PrimeCare Systems, Inc. to market its products and services;

2.

The anticipated benefits and risks associated with the business of PrimeCare Systems, Inc.

3.

The ability of PrimeCare Systems, Inc. to market its products and services;

4.

The anticipated benefits and risks associated with the business strategy of PrimeCare Systems, Inc.;

5.

Volatility of the stock market;

6.

PrimeCare Systems, Inc. future operating ability and the future value of its common stock;

7.

The anticipated size or trends of the market segments in which we compete and the anticipated competition in those markets;

8.

The future capital requirements of PrimeCare Systems, Inc. and its ability to satisfy its needs; and general economic conditions.

You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in the risk factors section and elsewhere in this Prospectus identify important risks and uncertainties affecting the future of PrimeCare Systems, Inc. , which could cause actual results to differ materially from the forward-looking statements made in this Prospectus.

Neither PrimeCare Systems, Inc. nor any other person assumes responsibility for the accuracy or the completeness of the forward looking statements. PrimeCare Systems, Inc. is under no duty to update any of the forward-looking statements after the date of this report to conform such statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We will receive no proceeds from the distribution of our shares in this spin-off.

DILUTION

PrimeCare Systems, Inc. had outstanding 69,901,120 shares of its $0.001 par value common stock, with an unaudited net book value as reflected on the PrimeCare Systems, Inc. unaudited balance sheet at June 30, 2006, of a $281,198, or $.004 per share.  Net book value per share represents the amount of the total assets less liabilities of PrimeCare Systems, Inc., divided by the number of shares of its common stock outstanding. The spin-off transaction represents a distribution of shares that are already outstanding and will have no effect on the net book value of PrimeCare Systems, Inc.

CAPITALIZATION

The following table sets forth the capitalization of PrimeCare Systems, Inc. as of June 30, 2006, on an actual basis. You are urged to read this table together with the financial statements and accompanying notes that are included later in this Prospectus.

 June 30, 2006

    (Unaudited)

Stockholders' equity:

Preferred stock, $0.01par value per share, 10,000,000 shares authorized,

Series A Preferred 62,070 shares issued and outstanding

$           621

Common stock,  $0.001 par value per share, 200,000,000 authorized

69,901,120 shares issued and outstanding

69,901

Additional paid-in capital

     8,331,117

Accumulated deficit

    (8,101,777)

Total stockholders' equity

$       299,862

DETERMINATION OF PRICE

The distribution described in this Prospectus is a dividend to spin-off 69,901,120 shares of PrimeCare Systems, Inc. common stock, which was owned by OCGT, and represents 100% of the outstanding common stock of PrimeCare Systems, Inc.  The 69,901,120 shares will be distributed to the stockholders within thirty days after the date of this Prospectus.  No new shares are being sold in this distribution and no offering price has been established for our common stock.  Upon completion of the distribution, PrimeCare Systems, Inc. will apply to have its shares quoted on the OTC Bulletin Board.   No assurances can be provided that the shares of PrimeCare Systems, Inc. will be accepted by the OTC Bulletin Board, or at what price its shares will trade if a market for them does develop, nor can any assurances be made that a market will develop.

CERTAIN MARKET INFORMATION AND MARKET RISKS

There is not presently, nor has there ever been, a public trading market for the common stock of PrimeCare Systems, Inc.  It is anticipated that following the proposed spin-off of the shares, PrimeCare Systems, Inc. will attempt to find a market maker to sponsor PrimeCare and make an application to the NASD to have Prime care’s shares quoted on the OTC Bulletin Board.  The application of PrimeCare Systems, Inc. to the NASD will consist of current corporate information, financial statements and other documents as required by Rule 15c2-11 of the Securities Exchange Act of 1934.

Inclusion on the OTC Bulletin Board will permit price quotations for the shares of PrimeCare Systems, Inc. to be published by that service.  Although PrimeCare Systems, Inc. intends to find a market maker to submit an application to the OTC Bulletin Board subsequent to the effectiveness of this registration statement, it does not anticipate that its shares will immediately be traded in the public market.  Also, secondary trading of PrimeCare Systems, Inc. shares may be subject to certain state imposed restrictions.  Except for the application to the OTC Bulletin Board, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of the securities of PrimeCare Systems, Inc.  There can be no assurance that shares of PrimeCare Systems, Inc. will find a market maker or be accepted for trading on the OTC Bulletin Board or any other recognized trading market.  Also, there can be no assurance that a public trading market will develop following the spin-off or at any other time in the future or, that if such a market does develop, that it can be sustained.

Without an active public trading market, you may not be able to liquidate the shares you received in the spin-off.  If a market does develop, the price for the securities of PrimeCare Systems, Inc. may be highly volatile and may bear no relationship to its actual financial condition or results of operations.  Factors discussed in this Prospectus, including the many risks associated with an investment in the securities of PrimeCare Systems, Inc., may have a significant impact on the market price of PrimeCare Systems, Inc. common stock.

The ability of individual stockholders to trade their shares of PrimeCare Systems, Inc. in a particular state may be subject to various rules and regulations of that state.  A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.  Presently, PrimeCare Systems, Inc. has no plans to register its securities in any particular state.

It is unlikely that securities of PrimeCare Systems, Inc. will be listed on any national or regional exchange or on The NASDAQ Stock Market.  Therefore, shares of PrimeCare Systems, Inc. most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule.  Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC.  Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities.  Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in the common stock of Prime care Systems, Inc. and may affect the ability of stockholders to sell their shares.  These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in the shares of Prime care Systems, Inc., or they could affect the value at which its shares trade.  Classification of the shares as penny stocks increases the risk of an investment in the shares of Prime care Systems, Inc.

According to the stockholder list of December 29, 2005, the date of record for stockholders of OCGT to receive shares of the common stock of Prime care Systems, Inc. in the spin-off, following the distribution of the shares of Prime care Systems, Inc., there will be approximately 69,901,120 shares of our common stock outstanding held of record by approximately 1,258 holders of record of the common stock of Prime care Systems, Inc. This number does not take into consideration stockholders whose shares are held by broker-dealers, financial institutions or nominees.

Dividend Policy

Prime care Systems, Inc. has never declared or paid cash dividends or made distributions and does not anticipate paying cash dividends or making distributions in the foreseeable future.  Prime care Systems, Inc. currently intends to retain and invest future earnings, if any, to finance operations.

DESCRIPTION OF BUSINESS

Background

PrimeCare Systems, Inc. (“PrimeCare”) was incorporated in the State of Delaware on May 2, 1994, and was acquired for stock, as of May 16, 1994, by OCG Technology, Inc. (“OCGT”), now known as UraniumCore Company), a Delaware corporation, whose common stock is publicly traded.  Prime care continued to be a wholly owned subsidiary of OCGT until December 31, 2005, when, as a condition to a share purchase agreement, Prime care’s stock held by OCGT was spun-off to OCGT’s shareholders of Record as a stock dividend.  PrimeCare’s stock is not publicly traded and, as a result of the spin-off, it no longer is a subsidiary of a publicly traded company.  PrimeCare filed a Registration Statement, of which this Prospectus is a part, pursuant to the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) to register its common stock, which will be distributed to OCGT’s shareholders of Record as a stock dividend.  If, as, and when, said Registration Statement becomes effective, PrimeCare intends to attempt to have a market maker file the necessary documents to enable it to make a market in PrimeCare’s registered common stock and submit an appropriate application to have its stock quoted on the OTC Bulletin Board.

PrimeCare had two business segments: (a) it created, owns, maintains, and markets a computerized patient medical record (a “CPR”), also known as an electronic medical record (an “EMR”) with related Internet Web sites; and (b) it sells Denise Austin fitness videos and DVDs on its Web site,  www.FitNShape.com, and until March of 2006 sold Denise Austin fitness videos and DVDs on its “shopping cart” which was linked to the Denise Austin Web site.  The Company is discontinuing this business segment.

The EMR is known as the PrimeCarePatient Management System Version Nine, (“PrimeCareV9”) which includes the CodeComplier.  The Web sites contain secure Internet enhanced, and targeted components of PrimeCareV9, and are known as www.PrimeCareOnTheWeb.com, www.YourOwnHealth.com; and www.YourOwnDoctor.com.

Our research and development facility and home of our Web sites is located at 610 Thimble Shoals Boulevard, Newport News, VA 23606.

Our principal executive office is located at 56 Harrison Street, New Rochelle, New York 10801.

The EMR Products:

PrimeCareVersion Nine:

PrimeCareV9 is PrimeCare’s most recent, ground-up redesign and re-write of it=s initial electronic medical record (“EMR”).

PrimeCareV9's system incorporates a three-tier client-provider-relational database management system (“RDBMS”) design, structured to support geographically separated tiers.  The three tiers are interconnected.  The provider and data base tiers are designed to support multiple, distinct clients simultaneously.  The client tier has been designed to allow internationalization and localization (easy adaptation to local currency, date and time conventions).

Provisions have been added for support of an unlimited number of alternative languages.  Currently, language support is offered in both English and Spanish.  PrimeCare has executed a license agreement, which among other things provides for the development of a Portuguese version.

PrimeCareV9 is a Windows® application.  The client tier will run on Windows® 98SE, or any later Windows® desktop operating system, such as Windows® 2000, Windows® NT, or Windows® XP.  It will not run on Unix or Linux.  The provider tier and data base tier of PrimeCareV9 is hosted on redundant Windows® 2000 or Windows® XP servers with modest backup, and standby support.

As a three-tier application, PrimeCareV9 requires only that the client tier (end-user) application to be installed at the end-user location (usually, the health care provider’s facility).  Although the client  tier uses the Internet to communicate with the provider tier, it is not a browser-based application, thereby eliminating the many compatibility and security issues involved in supporting multiple browser configurations.  The client tier is a specially written front-end application, designed to be downloaded by the end-user via a Web connection, and then installed at the end-user’s location using normal Windows® installation procedures.

The three-tier architecture of PrimeCareV9 is intended to provide various advantages, including easy end-user installation; reduced on-site hardware and support requirements; enhanced data security; and  flexibility.  PrimeCareVersion Nine's reduced installation and maintenance costs, and its flexibility, should enable it to be adapted to a wide variety of health care organizational uses, including national and local health care systems, military organizations, correctional facilities, HMOs, hospitals with outpatient services, clinics, group practices and solo practitioners.

The PrimeCareV9 system is intended to support multiple reimbursement models, including free demo, no-charge use; sponsored use; flat fee, periodic (monthly / annual) fee, activity based fees; and option-based fees.

Beyond being intended as a user friendly patient management system, that is patient, physician and staff interactive, the PrimeCareV9 system: (i) is Health Insurance Portability Accountability Act (“HIPAA”) compliant; (ii) collectively contains over 100,000 complaint and disease state questions, over 2,000 diagnoses, over 675 physician reference articles, and over 300 patient education articles; (iii) does not require the patient to have computer or typing skills; (iv) enables the physician to obtain a patient’s detailed history of present illness (“HPI”), by having the patient answer the questionnaires without requiring a physician or a staff member to be present; (v) allows the physician to interact directly with PrimeCareV9, to select and document the normal and abnormal physical findings, assessments, tests, prescriptions and treatment plan for the patient; (vi) provides automatic (real time) calculation of the Centers for Medicare & Medicaid Services (formerly, the Health Care Financing Administration) mandated Evaluation and Management (“E&M”) code, with a full audit trail, used for determining the reimbursement level by Medicare, health insurance providers and other third party payers for office visits;  (vii) creates  some clinical and patient databases for outcomes research.

When the patient arrives at, or telephones, a doctor’s office, which is equipped with PrimeCareV9, a staff member, based upon the patients chief complaint and/or symptoms, selects an appropriate questionnaire, or questionnaires for the patient to answer.  If the patient is at the doctor’s office, the staff member takes and enters the patient’s vital signs.  In this case, the patient would be seated at a computer, (or, if at home or in his or her own office, then via the Internet), to answer the complaint-specific questionnaires selected by the staff member.  When the patient completes the questionnaire(s), PrimeCareV9 prepares a Preliminary Report (the “Report”) for the physician to review before examining the patient.

This Report contains nurses notes, if any, the patient’s vital signs (if entered), along with, most importantly, the patient’s detailed HPI, which includes all of the positive and significant negative responses to the questions contained in the completed questionnaire(s), plus an alphabetical list of diagnostic possibilities with the triggering patient responses annotated.  If the patient preferred to read and answer the questions in Spanish, and the physician is more fluent in English, with the stroke of one key by the physician, the entire patient record appears in English.  The same simple key stroke or “mouse” click process used by the patient allows the physician, or appropriate staff member, to select and document physical findings (normal and abnormal), assessments, tests, and treatment plan; to prescribe medications; to select patient education handout materials; and to specify follow-up instructions.

A permanent electronic record of the visit is thereby generated, and the need for dictation and transcription, with their associated costs, is virtually eliminated.  At the conclusion of the encounter, a final summary report of the visit, that includes the patient’s HPI, physical findings, assessment, tests, prescriptions, treatment plan, patient educational materials and the scheduled follow-up visit, are stored electronically in the patient’s file.  A copy of the documentation can be printed for the patient to keep in his or her own personal medical record.

CodeComplier:

PrimeCare has also developed its “CodeComplier”, an application software program used in conjunction with its PrimeCareV9 and PrimeCareOnTheWeb (see below).  As each item of information is entered and collected by PrimeCare during the patient encounter, the CodeComplierorganizes the data in the proper classification and, using the Centers for Medicare & Medicaid Services (“CMS”, formerly called, HCFA) Documentation Guidelines, automatically calculates the E&M code level, with full audit trail, used for determining the reimbursement level of Medicare and other third party payers for the History, Physical Findings and Decision Making sections of the office visit.  The process is intended to eliminate or reduce the time and effort that would otherwise be required by the physician or staff to complete this task. CodeComplieris intended to help take the guesswork out of E&M and third party payer compliance. CodeComplieris an integral part of PrimeCare’s PrimeCareV9.

PrimeCareOnTheWeb.com (the “PCW Site”):

The PCW Site is a physician and patient interactive Web Site that: (i) uses PrimeCareV9’s questionnaires for diagnostic and follow-up office visits, physician reference articles, patient education material, and the CodeComplierfor real time calculation of E&M code; (ii) enables physicians to obtain their patient’s detailed HPI by having the patient answer questionnaires via the Internet without requiring physician or staff participation; (iii) saves the physician and staff the time required to obtain the HPI, thus allowing them to give more attention to each patient and/or see more patients; (iv) produces a  comprehensive HPI that includes all of the “yes” answers, pertinent negatives, and a list of the diagnostic possibilities with the answers repeated that support each diagnostic consideration; (v) is HIPAA compliant; (vi) provides protection for Internet communication and the confidentiality rights of every user through the use of identification (“ID”) and password requirements and secure digital certificates (vii) encrypts all data for storage; (viii) creates a database for outcomes research; and (ix) automatically provides registered physicians individual Web sites on PrimeCare’s YourOwnDoctor.com.

YourOwnDoctor.com (the “YOD Site”):

The YOD Site is a web site created, owned, operated and maintained by PrimeCare that: (i) provides free individual Web sites for physicians, physician groups, and other health care providers who register for PrimeCareOnTheWeb; (ii) enables such physicians to promote their services through displaying credentials, including photos of each physician and staff in the office, listing specialties, office hours, directions, maps, phone numbers, e-mail addresses, and accepted insurance plans; (iii) provides useful links to other medical sites; (iv) provides a direct link from physician site to PCW that enables patients to access and complete appropriate questionnaires; (v) provides direct link to YourOwnHealth.com for use by patients.

YourOwnHealth.com (the “YOH Site”):

The YOH Site is a free, online health and wellness Web site, designed to empower health care consumers to be better prepared for their next visit to the doctor. The YOH Site (i) offers the “Medical Interview” which: (a) enables visitors, securely and anonymously, to select and complete approximately 104 of the 280 questionnaires contained in PrimeCareV9; (b) generates and makes available to the visitor a detailed HPI report based upon  responses made; (c) permits the visitor to answer the questionnaires in either English or Spanish; (d) encrypts all medical data and uses digital certificates for Internet communication; (e) provides banner links to the YOD Site: (ii) provides the visitor with a “YourOwnHealth Notebook” which: (a) is a secure depository for storage of personal and family medical data for registered members (“Members”); (b) can be accessed only through the use of registered IDs and Passwords; (c) encrypts all medical data and uses digital certificates for Internet communication; (d) provides a convenient way to keep track of personal health issues such as allergies, immunizations, medications and others that can be kept and edited on designated lists; (e) allows the Member to save their completed HPI Questionnaire reports and to add personal notes and reminders to the record; (iii) provides the “YourOwnHealth Reference” which supports  health care consumer education material relating to diseases, disease management, medical procedures and prescription, and common over-the-counter medications, including drug interaction.

Sales and Marketing:

Potential Markets:

The potential principal markets for the PrimeCareV9 are health care providers, both national and local systems, military organizations, correctional facilities, HMOs, hospitals with outpatient services, ambulatory/outpatient medical facilities, group practices and individual practitioners (collectively, “Healthcare Providers”).   PrimeCare intends to license PrimeCareV9 to Healthcare Providers and to organizations that will sub-license the software to other Healthcare Providers.

Licensing Fees:

During the quarter ended September 30, 2005, PrimeCare entered into a ten year license agreement, for the use of PrimeCareV9, Telemédica S,R.L., (“Telemédica”) a company based in Argentina.  The Medical Director of Telemédica, Dr. Elias Hofman, an Argentine physician, has been using PrimeCareV9  since November, 2004, in his clinic in Buenos Aires.  As part of the consideration for becoming the exclusive licensee within the free trade association known as Mercosur, whose members are Argentina, Brazil, Chile, Paraguay and Uruguay, the Licensee paid PrimeCare $60,000, and has agreed to fund the translation and internationalization of PrimeCareV9 in both Spanish and Portuguese.  The Spanish version has been completed.  The Licensee will sub-license PrimeCareV9 to Health Care Providers in the Mercosur, and train them in its use.  See “Liquidity and Capital Resources” in MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.  Telemédica, under the auspices of the ministry of health of the province of Chubut and the municipality of Puerto Pirámides, has commenced a project at Puerto Pirámides Rural Hospital, which will be linked with Telemédica’s Medical Health Desk via satellite and the Internet.  Telemédica installed its Medical Health Desk at the clinic of its Chief Medical Officer, in Buenos Aires, where PrimeCare V9 is being used   The region's head doctor was trained in the use of the PrimeCare System at the medical clinic of Telemédica’s Medical Director.  Under the supervision of a nurse or trained care giver at the medical technology center in the Puerto Pirámides Rural Hospital, each patient will be able to complete online, PrimeCare V9 in-depth medical questionnaires that are related to their medical problem. When the questionnaire is completed, the PrimeCare V9 will generate a preliminary medical report that can be reviewed in real time, 24/7, by attending doctors at Telemédica’s Medical Health Desk in Buenos Aires.  Doctors at the Buenos Aires clinic will be available to the medical team at the hospital for remote consultations, second opinions, and to fulfill other support needs. This is needed since the Puerto Pirámides Rural Hospital and most other rural hospitals in Argentina are not staffed with physicians 24/7.  The Licensee will complete the on-site installations in Puerto Pirámides in September at which time the hospital will commence using the PrimeCare System.  The Licensee will provide any additional training and community outreach that may be required.  This installation will serve as the model for other installations.

PrimeCare is currently working with a team of physicians, led by Dr. Arthur Hartz, at the University of Iowa’s Carver School of Medicine.  They have developed the Iowa Diabetes Education and Assessment System (“IDEAS”).  IDEAS has been designed for use in research relating to, and ultimately to be used in, the treatment and education of diabetics.  Realizing that the PrimeCareV9 is a superior, and ideal, technological platform, IDEAS is being redesigned as a PrimeCareV9 Questionnaire.  The first IDEA’S module will be completed shortly and will then be installed at the Gundersen Clinic in Lacrosse, Wisconsin.  Like all other PrimeCareV9 questionnaires, IDEAS will be available in both English and Spanish.  IDEAS will play a central role in a request for a National Institute of Health grant being prepared by Dr. Hartz and his team.

In addition to IDEAS, PrimeCare has been collaborating with the University of Iowa's Family Care Center (“IFCC”), part of that University’s hospitals and clinics, on two other projects.  Since October 2005, PrimeCare has been working with doctors at the IFCC to enhance the existing PrimeCareV9's geriatrics questionnaires and to develop new ones.  Two of IFCC’s physicians have designed a geriatrics assessment that has been added to PrimeCareV9, and is now available to anyone that uses the system.  In order to be used in the IFCC geriatrics clinic, PrimeCareV9 was required to obtain approval to interface with the University’s own EMR.  Approval was granted to PrimeCare, and the interface has been successfully completed.  PrimeCare is also collaborating on a project with Dr. David Bedell in the Carver Medical School’s rural Lone Tree, Iowa clinic.  The primary focus of the project is to significantly improve primary healthcare services to Spanish speaking workers.  The Spanish speaking workers will read and answer PrimeCareV9's Questionnaires in Spanish and with a keystroke, the medical staff will read the responses and preliminary report in English.  This PrimeCareV9 feature instantaneously reduces the language gap.  The benefits of the PrimeCareV9's ability to instantly change from Spanish to English, and English to Spanish will be established by this project.

Advertising Fees:

Advertising revenues are dependant upon the number of visitors that use PrimeCare’s Web sites.  PrimeCare believes that the use of  PrimeCareV9 by licensees will increase awareness and use of PrimeCare’s Web sites, and thus, potentially, result in increased advertising fees.  To date, PrimeCare has received insignificant advertising fees.

Outcomes Research:

Potentially, PrimeCare could receive fees or grants for conducting outcomes research for pharmaceutical companies, teaching hospitals, governmental agencies and philanthropic organizations.  We anonymize, encrypt and store the data from both the completed diagnostic and follow-up questionnaires. This potential, ever-growing medical database can be analyzed in various ways to determine the effectiveness of treatment plans and medications. To date, PrimeCare has generated no fees for such research.

Competition:

PrimeCareV9 creates an electronic medical record documenting the patient-physician diagnostic and follow-up encounters.  There are more than 200 EHR (electronic health records) on the market today, according to the “Fact Sheet” of the Health Information Requests for Proposals, in the request for proposals of the Office of the National Coordinator for Health Information Technology of the Department of Health & Human Services, dated June 6, 2005, (see, http://www.os.dhhs.gov/healthit/documents/RFPfactsheet.pdf).  To date, market penetration by both PrimeCare and its competitors has been very small.  According to an article appearing in the May 23, 2005 edition of the Wall Street Journal entitled Software for “Symptoms”, which discusses the use of computers in medicine, the consensus is that no more than 2% of U.S. doctors use diagnostic software.  Based on this and other available information, PrimeCare does not believe that any competitor has a significant share of the market.

The article, “Software for Symptoms”, raises the question as to why  diagnostic software has not found more of a market, stating that “Some doctors say it takes too much time to enter extensive patient data into some systems.”

Unlike some competitive EMRs or CPRs, PrimeCareV9 can actually reduce the time needed to collect and organize the patient-physician encounter documentation.  In particular,  PrimeCareV9 incorporates an authoritative and comprehensive knowledge database of approximately 280 symptom and problem oriented patient questionnaires for diagnostic and follow-up office visits.  During an office visit, the patient responds to the questionnaires prior to being seen by the physician, and without requiring physician time or staff presence.  When the questionnaire is completed, a preliminary diagnostic report is generated for physician review, prior to the face-to-face encounter with the patient.  This report contains all the patient’s “positive” answers, pertinent “negative” answers, and lists diagnostic possibilities in alphabetical order, together with those responses that gave rise to each diagnostic consideration.

The concept of using PrimeCareV9 to enable a physician to care for more patients per day, and  provide off-site and telephonic medical services, while maintaining a high standard of care has been established at the Hampton Community Corrections Center and the Virginia Beach Correctional Center, both located in Virginia, where one physician is responsible for the heath care of an average yearly inmate population of more than 25,000.

PrimeCareV9 does not make any decisions.  It gathers, organizes, and prepares information for the physician to review, as an aid in making the correct diagnosis.  As the patient’s responses to questions are recorded, they are incorporated into the patient record, in real time, without additional effort required on the part of either physician or staff, and without requiring dictation and subsequent transcription.

Competitive systems, on the other hand, generally require that the physician personally elicit the clinical information needed to make the diagnosis directly from the patient and then the physician enters the data into that patient’s record.

PrimeCare has not identified any competitive patient management system which embodies the patient-centric, self-administered medical interview feature of PrimeCareV9.

While competitive systems seemingly increase the physicians’ workload, PrimeCareV9 reduces the time spent with the patient by the physician and staff.  The patient can answer the PrimeCareV9 questionnaires in the physicians’ office, or via the Internet from work or home, prior to arriving at his or her appointment, all without the participation of the physician or staff.

Government Regulation:

PrimeCare is operating in the medical field, which is subject to extensive federal, state and local regulations.  Neither PrimeCareV9, nor the CodeComplierrequire FDA filings or approval.  However, PrimeCareV9 must be, and is, compliant with the Health Insurance Portability Accountability Act (“HIPAA”) to enable physicians to use it.  HIPAA was enacted, in part, to establish national standards for electronic health care transactions, and it addresses the security and privacy of health data during electronic data interchange.  However, there can be no assurance that new laws will not be passed, or current regulations changed, the enactment of which could negatively effect, or prohibit, the marketability of PrimeCareV9.

The Fitness Segment:

Fitness Web Site:

PrimeCare owns and operates Fit-N-Shape, a Web site dedicated to fitness.  Currently, PrimeCare sells Denise Austin videos and DVDs on this site.  Previously, PrimeCare had marketing arrangements with www.DeniseAustin.com (“DeniseAustin.com”); which arrangements were terminated in March 2006. PrimeCare does not intend to restock its inventory, but will continue to sell its current inventory on its Web site and therefore will lose this revenue stream.

Fitness Competition:

There are a large number of sellers of fitness videotapes, including those of Denise Austin, sold at retail stores and other Web sites.  Most of such competitors sell many products and advertise and use other forms of promotion to attract customers to their Web sites.  We do not advertise or promote our site..

Employees and Other Personnel:

PrimeCare currently has eight employees, including officers.  Three employees are non-salaried officers, four employees are full time, salaried employees, and one is a paid part time salaried employee.

PROPERTIES

The Company leases approximately 1,000 square feet of office space at 56 Harrison Street, New Rochelle, New York where it maintains its executive office. The lease bears an annual rental of $22,117.08.  The Company also leases approximately 3,634 square feet of office space in Newport News, VA. The lease bears an annual rental $44,798 until it expires on May 31, 2007.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceeding at this date.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere herein.  The following discussion contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include predictions, estimates and other statements that involve a number of risks and uncertainties.  While this outlook represents the PrimeCare’s current judgment on the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested herein.

Overview

In May 1994, at the time of Prime care’s acquisition by OCGT, its Prime careSystem was MS DOS based.  In 1997, Prime care completed the development of its Windows® 95 and Windows® NT based version of the Prime careSystem (“Prime careV8").  To increase the compatibility and versatility of Version Eight, Prime care added an interface that enables Prime careV8 to communicate with medical office management systems (billing software, appointment scheduling software, etc.).  Shortly thereafter, Prime care commenced a test marketing program in areas where it could install and service the product and train the office personnel in the use of the product.

In April, 1998, Prime care completed development of CodeComplier.  During a patient office visit, the CodeComplierorganizes each item of the data in the proper classification and, using the CMS) Documentation Guidelines, automatically calculates the E&M code level used for determining the physician’s reimbursement from Medicare and other third party payers for the office visit.

During December, 1998, Prime care completed development of its PrimeCareOnTheWeb (“PCW”).  The PCW Web site enables a physician to have patients answer one or more of PrimeCare’s 280 Questionnaires via the Internet.  At this time, PrimeCare PrimeCare’s V8 was updated to include the changes.

During the period between late 1998 through 2000, PrimeCare exhibited at several industry conferences in an attempt to generate product recognition and to foster sales.  The response was positive.  Some licenses were sold.  However, many private practice physicians were reluctant to make the capital investment for the hardware necessary to operate the software.  Software updates were labor intensive.  The software had to be updated at each computer.  This discouraged large groups from using the system.  This reluctance caused PrimeCare to redesign the system to overcome the problems.  The feasibility of its product redesign was established in 2001, and the development of PrimeCare’s  PrimeCare PrimeCare’s V9 began.  PrimeCare discontinued the marketing of its PrimeCare PrimeCare’s V8, and subsequently ceased marketing and supporting it.  Therefore, in 2003, PrimeCare wrote off as an expense the unamortized capitalized software costs relating to its Version Eight.  Since 1994, PrimeCare has written off capitalized software development costs in excess of $5,500,000.00.

The three-tier architecture of the PrimeCareV9 provides advantages, including easy client installation; reduced on-site hardware and support requirements; enhanced data security; and maximum flexibility.   PrimeCareV9's reduced installation and maintenance costs and its flexibility enables it to be adapted to a wide variety of health care organizational uses, potentially including national and local health care systems, military organizations, correctional facilities, HMOs, hospitals with outpatient services, clinics, group practices and solo practitioners.  The  PrimeCareV9 system is HIPAA compliant.

PrimeCare has experienced recurring losses from operations, and had relied on OCGT, its former parent company, to fund its operations.  Since PrimeCare is no longer a subsidiary of OCGT, it will have to provide its own funding.   In July of 2006, PrimeCare completed a private placement raising $400,000.00 through the sale of Series A Preferred stock, which private is more fully discussed below under the heading “Subsequent Events”.  If necessary, PrimeCare intends to provide additional working capital through the sale of additional equity interests, or obtain loans.  However, there can be no assurances that it will succeed in its efforts, which creates a doubt as to its ability to continue as a going concern.

Results of PrimeCare’s Operations for the year ended June 30, 2006, compared to the year ended June 30, 2005:

PrimeCare’s total revenues from continuing operations increased from$8,359 to $15,125 for the year ended June 30, 2006, as compared to the year ended June 30, 2005, which was an increase of $6,766.  The increase in revenues was primarily due to  PrimeCare  receiving $60,000 on September 29, 2005, for granting a license to use  PrimeCareV9, which amount was booked to deferred income and is being recorded as income over a period of three years.  $15,000 was recognized as income for this period.   Our revenues for the year ended June 30, 2006, from continuing operations consisted of:  $13 from commissions (a decrease of $8,232 for the same period in 2005); $112 from advertising (a decrease of $2 for the same period in 2005); and $15,000 from software license fees.  PrimeCare’s total revenues from discontinued operations decreased from $299,088 to $102,578 for the year ended June 30, 2006, as compared to the year ended June 30, 2005, which was due to a decrease of $196,510, in merchandise sales, which initially  occurred as a result of changes made to the Denise Austin Web site on which our shopping cart resided, making access to our shopping cart more difficult, and subsequently, the termination, by the Denise Austin Web site, of our relationship and the removal of the link to our shopping cart.  PrimeCare will continue to reduce its inventory of Denise Austin videos and DVDs through sales on the Company’s Fit-N-Shape Web site but will not purchase any additional inventory.

Marketing, general and administrative expenses increased $17,505 for the year ended June 30, 2006, as compared to the same period for 2005.

Research and  development costs decreased $35,204 during the year ended June 30, 2006.

Liquidity and Capital Resources

For the year ended June 30, 2006, we had a cash deficit from operations of $166,823 compared to a cash deficit from operations of $188,427 for the year ended June 30, 2005.   The net loss for the year ended June 30, 2006, from continuing operations was $495,139 compared to $319,116 for the same period of 2005.  The calculation of loss for the year ended June 30, 2006, did not take into consideration the receipt of $45,000 in non-refundable license fees for PrimeCare V9 , which, as stated above, was booked as deferred income.  The increase of $176,023 in the loss from continuing operations for the year ended June 30, 2006, as compared to the same period for 2005, was primarily due to the non-cash charge of $256,594 to stock based compensation in the current year related to the issuance of warrants, whose estimated fair value was arrived at using the Black-Scholes option pricing model.

PrimeCare has experienced recurring losses from operations, and has been unable to provide sufficient working capital from operations.  However, during the quarter ended September 30, 2005, PrimeCare entered into a ten year license agreement, for the use of PrimeCareV9, with Telemédica, S.R.L., a company based in Argentina (the “Telemédica”).  The Medical Director of Telemédica, a physician in Argentina, has been using PrimeCareVersion Nine in demo mode since November, 2004.  As part of the consideration for becoming the exclusive licensee within the free trade association known as Mercosur, whose members are Argentina, Brazil, Chile, Paraguay and Uruguay, the Telemédica paid PrimeCare $60,000, and has agreed to fund the translation and internationalization of PrimeCareVersion Nine in both Spanish and Portuguese.  The Spanish version has been completed.  Telemédica will sub-license PrimeCareVersion Nine to Health Care Providers in the Mercosur, and train them in its use.   In the event that the gross revenues derived by the Telemédica from sub-licensing the PrimeCareVersion Nine system (“PrimeCare V9”), are less than two million five hundred thousand U.S. dollars (US$2,500,000) for the third year of the Term of the agreement (as therein defined), or any year thereafter, the Agreement will become non-exclusive for the balance of the Term.  The license agreement provides that the fee to be charged to a sub-licensee shall be not less than four US dollars (US$4.00) per annum, per patient of each sub-licensee, without regard to the number of patient uses of the software during that year, unless PrimeCare agrees, in writing, to a lower fee.  PrimeCare’s management believes that the Argentina License will provide sufficient revenues from operations to make PrimeCare profitable.

Cash on hand, inventory and receivables were $258,732 at June 30, 2006.  In the past, PrimeCare’s principal means of overcoming its cash shortfalls from operations was to receive capital contributions from OCGT its former parent, which source, as a result of the spin-off, is no longer available.

Assuming our current spending levels, management believes that the funds raised (see Subsequent Events below) should enable PrimeCare to fund its operations until sufficient revenues will be generated from the Argentina License for the Company to be profitable.

Dividend Distribution

On December 19, 2005, our then parent company, OCG Technology, Inc. (“OCGT”), now known as UraniumCore Company), completed a share purchase agreement (the “Share Purchase Agreement”) with Bobby Vavithis (the “Share Purchaser”), which when closed resulted in a change of control of OCGT, since approximately 95.5% of OCGT's issued and outstanding voting shares were purchased by Share Purchaser.  The Share Purchase Agreement also provided that 100% of the shares of common stock of PrimeCare Systems, Inc. (“PrimeCare”), owned by OCGT, would be distributed prior to the closing of the Share Purchase Agreement (the “Closing”), as a dividend, to OCGT stockholders.  To accomplish this OCGT entered into a distribution agreement (the “Distribution Agreement”) with PrimeCare and then declared a stock dividend of all of its PrimeCare common stock (the “PrimeCare Shares”) payable to all OCGT shareholders entitled to receive the dividend, who were holders of record (the “Record Holders”) as of the close of business on December 29, 2005 (the “Record Date”).  Pursuant to the dividend distribution, all of the issued and outstanding shares of common stock of PrimeCare, approximately 69,901,120 PrimeCare Shares, will be issued to the Record Holders of OCGT common and convertible preferred stock on the basis of one PrimeCare Share for each share of OCGT common stock, or for each share of common stock that the OCGT convertible preferred stock is convertible into.  Following the distribution, 100% of the outstanding PrimeCare common stock will be held by the shareholders of OCGT, as of the Record Date.  The Share Purchaser will not receive any PrimeCare Shares in the dividend distribution and will not be a share holder of PrimeCare.  The Closing took place on December 31, 2005.

Both the Share Purchase Agreement and the Distribution Agreement provided that, prior to the Closing, OCGT would convey all of its assets to PrimeCare, and that PrimeCare would assume, pay, indemnify and hold OCGT harmless from, and against, any and all liabilities of OCGT, and PrimeCare, that existed at the Record Date, of every kind and nature whatsoever, whether by contract, lease, license or otherwise, without qualification, including the costs and expenses of the Dividend and the Distribution.  PrimeCare assumed liabilities of $440,469, which consists of: $215,700 in promissory notes payable to OCGT shareholders, all of whom, by virtue of the spin-off, will become PrimeCare shareholders after the Distribution; $175,000 of promissory notes payable to a third party; and $49,769 of accounts payable and accrued expenses.

The Share Purchase Agreement also provided that PrimeCare would receive cash in the amount of $275,000, which amount was received by PrimeCare during December 2005.  PrimeCare used $175,000 of the proceeds to repay the third party note in full.  The $215,700 in promissory notes was paid in full by PrimeCare through the issuance of preferred stock (see “Preferred Stock Issue” below).

Preferred Stock Issued

PrimeCare issued 24,570 shares of Series A Preferred Stock in payment of $215,700 of promissory notes, assumed from OCGT and $30,000 in payment of PrimeCare notes payable.  These Preferred Shares are convertible into 2,457,000 shares of PrimeCare’s common stock, which is a conversion rate of $0.10 per share.  None of the Series A Preferred Shares have been registered under the Securities and Exchange Act of 1933, and the certificates representing these Preferred Shares bear a legend restricting transfer unless the shares are registered or qualify for an exemption.

Warrants Issued

PrimeCare issued warrants to purchase 14,466,262 shares of common stock (the “Warrants”); 4,327,206 Warrants are exercisable at $.02 per share; 4,925,000 Warrants are exercisable at $.05 per share; and 5,214,056 Warrants are exercisable at $.07 per share.  The Warrants may be exercised at any time, or from time to time, prior to November 17, 2008. In compliance with FAS123R, the warrants were valued at $256,594 and that amount was charged to compensation.  The fair value was estimated using the Black-Sholes option pricing model.

Subsequent Events

During the month of July 2006, PrimeCare completed a Private Offering of the Series A Preferred Stock, in which it sold 40,000 shares for $400,000.00 or $10 per share.  These Preferred Shares are convertible into 4,000,000 shares of PrimeCare’s common stock, which is also a conversion rate of $0.10 per share.  The issuance of the Series A Preferred Stock was made in reliance on the exemption from registration under the Securities Act of 1933, pursuant to Rule 504 of Regulation D.  The issuances were made in a private transaction without means of any public solicitation.  The shares are restricted securities and the certificates representing the shares contain a legend restricting further transfer unless the shares are  registered or qualify for an exemption.

Results of Operations for the year ended June 30, 2005 compared to the year ended June 30, 2004:

Total PrimeCare revenues increased to $307,447 for the year ended June 30, 2005, from $299,143 for 2004. The increase in revenues came as the result of an increase in the sale of merchandise from visitors to PrimeCare’s Web sites. Cost of sales increased to $167,694 for the year ended June 30, 2005 from $143,226 for the year ended June 30, 2004.  PrimeCare’s revenues for the year ended June 30, 2005, consisted of: $299,088 from the sale of merchandise (an increase of $62,410 for the same period in 2004); $114 from advertising fees (a decrease of $32,155 for the same period in 2004); and $8,245 from commissions (a decrease of $22,240 over the same period in 2004).

Marketing, general and administrative expenses decreased $7,977 for the year ended June 30, 2005, as compared to the same period for 2004, primarily from the decrease professional fees.

Other product costs increased $22,118 for the year ended June 30, 2005, as compared to the same period for 2004.  This is an increase of approximately 12%.

PrimeCare had a write off of $65,229 and $387,532 of capitalized software costs during the years ended June 30, 2005 and June 30, 2004, respectively, in compliance with the PrimeCare’s policy relating to reevaluating the value and useful life of this long-lived asset.

 SHARE PURCHASE AGREEMENT AND  DISTRIBUTION AGREEMENT

On December 19, 2005, our then parent company, OCG Technology, Inc. ( “OCGT”, now known as UraniumCore Company), completed a share purchase agreement (the “Share Purchase Agreement”) with Bobby Vavithis (the “Share Purchaser”), which closed on December 31, 2005.  Pursuant to the terms of Share Purchase Agreement, the Share Purchaser purchased 147,569 shares of OCGT’s Series F Preferred stock (the “Share Purchase”) for the sum of $495,000.00 (the “Purchase Price”), which resulted in a change of control of OCGT, since approximately 95.5% of OCGT’s outstanding voting shares were purchased by Share Purchaser.

As a condition of the agreement with the Share Purchaser, it was agreed that 100% of the shares of PrimeCare owned by its parent, OCGT, would be distributed to the stockholders of record of OCGT prior to the closing of the Share Purchase Agreement (the “Closing”).  To accomplish this, OCGT entered into a distribution agreement (the “Distribution Agreement”) with PrimeCare and then declared a stock dividend (the “Dividend”) of all of its PrimeCare common stock (the “PrimeCare Shares”) payable to OCGT shareholders entitled to receive this dividend, who were holders of record (the “Record Holders”) as of the close of business on December 29, 2005 (the “Record Date”).  Accordingly, an aggregate of 69,901,120 PrimeCare Shares will be issued to the Record Holders of the common and convertible preferred stock of OCGT, on the basis of one PrimeCare Share for each share of OCGT common stock, or for each share of common stock of OCGT that the convertible preferred stock of OCGT is convertible into.  We are filling a registration statement,  of which this Prospectus is a part, in order to facilitate the distribution (spin-off).  Only those stockholders who owned OCGT shares on the Record Date are entitled to receive shares in connection with the spin- off.   Those persons that received shares pursuant to the Share Purchase Agreement or acquired their shares after the Record Date, will not be eligible for the dividend/spin-off.   Following the spin-off, there will be 69,901,120 shares of PrimeCare Systems, Inc. common stock outstanding.

The Share Purchase Agreement also provided that, on or before February 15, 2006, Share Purchaser would contribute to OCGT, without any additional compensation from OCGT, assets consisting of (a) a 100% working interest in the Redearth Prospect, located in central Alberta, Canada, which Prospect is located adjacent to the Pembina Nisku Reef Prospect and in addition (b) a 20% working interest in the Pembina Nisku Reef Prospect, both of which were acquired by Purchaser from Angels Exploration Fund Inc., a Canadian corporation, together with the cash capital necessary to meet the drilling requirements of the working interests (the “Contributed Capital”).

Pursuant to  the terms of the Share Purchase Agreement and the Distribution Agreement, PrimeCare has assumed all of the debts of OCGT, known, unknown and contingent.  The known liabilities of OCGT, as of December 31, 2005, consists of $187,500 of notes payable to shareholders of OCGT, who will be shareholders of the PrimeCare, and ; $175,000 of promissory notes payable to a third party; and $49,769 of accounts payable and accrued expenses for an aggregate of $440,469.  PrimeCare also received all of OCGT’s assets.

The Share Purchase Agreement also provides that PrimeCare will receive $275,000 of the share purchase price, which PrimeCare did receive.

Following the effectiveness of the registration statement, of which this Prospectus is a part, PrimeCare Systems, Inc. will become a reporting company under the Securities Exchange Act of 1934, as amended.  This will make information concerning PrimeCare Systems, Inc. more readily available to the public.  PrimeCare Systems, Inc. expects to conclude the spin-off immediately following the effectiveness of the registration statement.

As a result of filing the registration statement, PrimeCare Systems, Inc. will be obligated to file with the SEC certain interim and periodic reports, including an annual report containing audited financial statements.  PrimeCare Systems, Inc. anticipates that we will continue to file such reports, notwithstanding the fact that, in the future, it may not otherwise be required to file such reports based on the criteria set forth under Section 12(g) of the Exchange Act.

MANAGEMENT

Executive Officers and Directors

     Our executive officers and directors are as follows:

Name

Age

Position

Edward C. Levine

78

Director

Robert A. Shiver

71

President and Director

Jeffrey P. Nelson

62

Vice President, Secretary and Director

W. Jordan Fitzhugh

60

Executive Vice President, Director

Jarema S. Rakoczy

62

Director

Directors are elected at the Annual Stockholder's meeting and serve until the next annual meeting.  Officers are elected by the Board of Directors.  There are no agreements with respect to the election of Directors.  PrimeCare Systems, Inc. has no formal policy to compensate Directors for service on the Board of Directors or any committee thereof.  PrimeCare Systems, Inc. does not have any standing committees.

No Director, officer, affiliate or promoter of PrimeCare Systems, Inc. has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment, or decree involving the violation of any state or federal securities laws.

Currently, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of the affairs of PrimeCare Systems, Inc.  Present management openly accepts and appreciates any input or suggestions from stockholders.  However, the Board is elected by the Stockholders and the Stockholders have the ultimate say in who represents them on the Board.  There are no agreements or understandings for any officer or Director to resign at the request of another person and none of the current offers or Directors are acting on behalf of, or will act at the direction of any other person.

The business experience of each of the persons listed above during the past five years is as follows:

Edward C. Levine has been a Director of PrimeCare and the Chairman of the Board since 1994, and was President of PrimeCare until August 22, 2005.  Mr. Levine is a member of the Bar of the State of New York.  Mr. Levine was also a Director and President of OCGT until his resignations from both positions on December 31, 2005.

Robert A. Shiver has been a Director of PrimeCare, and it’s President, since August 22, 2005.  Mr. Shiver was a career officer in the US Air Force, and retired as a Colonel.  Before retirement, he had served in positions with the U.S. Air Force Intelligence Staff, the Defense Intelligence Agency, the National Security Agency and the Office of the Director of the Central Intelligence.  Since his retirement, Colonel Shiver has served as finance officer of a manufacturing business with manufacturing facilities in Virginia and Guatemala.  Colonel Shiver received an MBA from George Washington University

Jeffrey P. Nelson, has served as a Director of PrimeCare since November 1994, as its Secretary since June 1994, and as a Vice President since November 1997. Mr. Nelson served as Vice President, Asset Based Finance Division, of Marine Midland Bank, NA from December 1986 through 1990. Mr. Nelson was self-employed as a real estate financing consultant from January 1991 through November 1991.  He was also a Director,  Vice President and Secretary of OCGT  until his resignation from all positions on December 31, 2005.

W. Jordan Fitzhugh, has served as Executive Vice President and Chief Operating Officer of PrimeCare since May, 1994. Mr. Fitzhugh holds a B.S. degree in Applied Mathematics from Washington University (St. Louis) and a M.S. degree in Computer Science from The College of William and Mary.  He has completed doctoral level work in Computer Science at The College of William and Mary.  Following retirement after a 20 year career in the USAF, Mr. Fitzhugh worked as a systems analyst for BDM and later for American Power Jet before becoming one of the founding members and first President of Medical Practice Technology Associates, the predecessor company to PrimeCare.

Jarema S. Rakoczy, has served as a Director of PrimeCare since December 24, 2005.  Mr. Rakoczy has been self-employed as a sales and marketing consultant since May of 1989.  He served as Eastern Manager at Hittman Medical Systems from September 1980 to December 1982; as Regional Sales Manager at American Optical Medical Division from February 1976 to September 1980; and as Vice President at Pratt Electronics from June 1968 to November 1974.  Mr. Rakoczy was also a Director of OCGT until his resignation as such on December 31, 2005.

Executive Compensation

Compensation of Directors

There are no standard or other arrangements for compensating Directors.  Directors serve without compensation.

The following table presents certain specific information regarding the compensation of the Chairman and President of PrimeCare who received no other compensation than the compensation set forth in the following tables for the fiscal year ended June 30, 2006.  No Officer of PrimeCare had total salary, bonus or other compensation exceeding $100,000.

All of PrimeCare’s employees, including its executive officers, are employed at will, and none of PrimeCare’s employees has entered into an employment agreement with PrimeCare.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from PrimeCare with respect to any Director or executive officer which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with PrimeCare, or its subsidiaries, any change in control, or a change in the person's responsibilities following a change in control of PrimeCare.

Compensation of Officers

The following table presents certain specific information regarding the compensation of the President of PrimeCare who received no other compensation than the compensation set forth in the following tables.  No Officer of PrimeCare had total salary, bonus or other compensation exceeding $100,000.

Summary Compensation Table

(a)	(b)	(c)
Name & Principle Position	Fiscal Year Ended June 30, 2006	Long-term Compensation Awards Securities Underlying Options/SARs
Robert A. Shiver, President	2006	- 0 -

 Options Grants in Last Fiscal Year

(a)	(b)	(c)	(d)	(e)
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Edward C. Levine	1500000	29.62%	$0.05	11/16/08
W. Jordan Fitzhugh	235000	4.64%	$0.07	11/16/08
W. Jordan Fitzhugh	300000	5.92%	$0.05	11/16/08
Jeffrey P. Nelson	1000000	19.74%	$0.07	11/16/08
Jeffrey P. Nelson	1500000	29.62%	$0.05	11/16/08
Robert A. Shiver	- 0 -	.00%	$0.00	39767

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended June 30, 2006 and the fiscal year ended value of unexercised options for PrimeCare’s named executive officers.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year End	Value of Unexercised In The Money Options at Fiscal Year End Exercisable/Unexercisable
E. C. Levine	-0-	$0	0 / 0	none
J. P. Nelson	-0-	$0	0 / 0	none
R. A. Shiver	-0-	$0	0 / 0	none
J. S. Rakoczy	-0-	$0	0 / 0	none

          -----------------------

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Presently,  100% of the Company=s common stock is owned by its parent company, OCG Technology, Inc.  Based on the  proposed  spin-off  of the Company=s shares by OCG Technology, Inc.,  each stockholder of OCG Technology, Inc. at the close of business on December 29, 2005,  will be entitled to receive one share of the common stock of PrimeCare Systems, Inc. for each share of OCG Technology, Inc. owned.  Accordingly, following the spin-off, PrimeCare Systems, Inc. will have  approximately 69,901,120 shares of common stock outstanding.  The following table sets forth information, to the best of our knowledge,  with respect to each person  known by us that will own  beneficially  more than 5% of the outstanding common stock following  completion of the proposed spin-off, as well as each Director and all Directors and officers as a group.

Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class
Common	Edward C. Levine 56 Harrison Street New Rochelle, NY 10801	538,826 - direct	.77%
Common	Jeffrey P. Nelson 56 Harrison Street New Rochelle, NY 10801	578,800 - direct	.83%
Common	W. Jordan Fitzhugh 610 Thimble Shoals Blvd. Newport News, VA 23606	595,000 - direct	.85%
Common	Jarema S. Rakoczy 56 Harrison Street New Rochelle, NY 10801	359,600 - direct	.51%
Common	Robert A. Shiver 610 Thimble Shoals Blvd. Newport News, VA 23606	60,000 - jointly	.09%
Common	All directors and officers as a group (5 Persons)	2,132,226 - direct	3.05%

The 60,000 shares listed above for Robert A. Shiver are jointly owned with his son.

In addition to the above schedule officers and directors hold warrants to purchase shares of our common stock as follows:

Edward C. Levine  -  warrants to purchase 1,500,000 shares;

Jeffrey P. Nelson  -  warrants to purchase 2,500,000 shares;

W. Jordan Fitzhugh  -  warrants to purchase 535,000 shares; and

Jarema S. Rakoczy  -  warrants to purchase 440,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 19, 2005, OCG Technology, Inc. (“OCGT”), our parent and sole shareholder as of that date, entered into a Distribution Agreement with us, PrimeCare Systems, Inc., in anticipation of the closing of a Share Purchase Agreement (the “Share Purchase”), dated December 19, 2005, between OCGT and Bobby Vavithis (“Vavithis”), which transaction was closed on or about December 31, 2005.   See the SHARE PURCHASE AGREEMENT AND  DISTRIBUTION AGREEMENT on page 22 and THE SPIN-OFF on page 28.

During the quarter ending September 30, 2005, we entered into a ten year license agreement with Telemédica SRL, a company based in Argentina.  Nebbe Enterprises, LLC is a majority shareholder of Telemédica SRL.  Dennis Nebbe, a shareholder of our Company is a partner in Nebbe Enterprises, LLC.  As part of the consideration for becoming the exclusive licensee within the free trade association known as Mercosur, whose members are Argentina, Brazil, Chile, Paraguay and Uruguay, the Licensee paid us $60,000 and has agreed to fund the translation and internationalization of PrimeCareVersion Nine in both Spanish and Portuguese.  The Spanish version has been completed.  The Licensee will sub-license PrimeCareVersion Nine to health care providers in the Mercosur and train them in its use.   In the event that the gross revenues derived by Licensee from sub licensing PrimeCareVersion Nine, are less than two million five hundred thousand U.S. dollars (US$2,500,000) for the third year of the Term of the agreement, or any year thereafter, the Agreement will become non-exclusive for the balance of the term.  The License provides that the fee to be charged to a sub-licensee shall be not less than four US dollars (US$4) per annum, per patient of each sub-licensee, without regard to the number of patient uses of the software during that year, unless the Company agrees, in writing, to a lower fee.  The Licensee intends to begin installation and training of PrimeCareVersion Nine shortly, and anticipates that by the third quarter of 2006, there will be a significant stream of revenues.

DESCRIPTION OF  SECURITIES

The aggregate number of shares which PrimeCare Systems, Inc. has the authority to issue is two-hundred-ten-million (210,000,000) shares, divided into:

Two-hundred-million (200,000,000) shares of common stock, par value one tenth cent ($.001) per share (hereinafter, the “Common Stock”); and

Ten-million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (hereinafter, the “Preferred Stock”).

There may be more than one series of either or both of the Common Stock and/or Preferred Stock; the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, a wholly unissued class of Common Stock and/or a wholly unissued class of Preferred Stock.

Common Stock:

There are 69,901,120 shares of Common Stock issued and outstanding as of the date hereof, all of which were owned by OCG Technology, Inc. prior to the spin-off, through a stock dividend to its shareholders of record, as of the close of business on December 29, 2005.

All shares of PrimeCare Systems, Inc., Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to: (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no preemptive rights to acquire additional shares of Common Stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock:

The Board of Directors has created 100,000 shares of Series A Preferred Stock. Each share of the Series A Preferred Stock entitles the holder thereof to: (i) convert into 100 shares of common stock; (ii) one hundred non-cumulative votes for each share held of record on all matters submitted to a vote of the stockholders; (iii)  to receive a non-cumulative dividend of $0.60 per share, plus 100 times the amount of dividends to be paid per common share for any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and (iv)  participate in any distribution of assets available for distribution upon liquidation at the rate of 100 times per share as the amount distributed to each common share.

There are 64,570 shares of Series A Preferred Stock issued and outstanding as of this date.

Warrants:

The Company has issued warrants to purchase 14,466,262 shares of common stock; 4,327,206 are exercisable at $.02 per share; 4,925,000 are exercisable at $.05 per share; and 5,214,056 are exercisable at $.07 per share.  In compliance with FAS123R, the warrants were valued at $256,594, using Black-Sholes, and that amount was charged to compensation. The warrants may be exercised at any time or from time to time, prior to November 17, 2008.

Amendment of Articles of Incorporation

Any amendment to the articles of incorporation of PrimeCare Systems, Inc. must first be approved by a majority of the Board of Directors and, thereafter, by a majority of the total votes eligible to be cast by holders of its voting stock with respect to such amendment. Approval by stockholders may be by written consent in lieu of holding a Stockholders' meeting.

By-Law Provisions

The By-Laws of PrimeCare Systems, Inc. provides that a special meeting of stockholders may be called by the Board of Directors or by holders of a majority of its outstanding shares.  Further, only those matters included in the notice of the Special Meeting may be considered or acted upon at that Special Meeting, unless otherwise provided by law.  In addition, the By-Laws include advance notice and informational requirements and time limitations on any Director nomination or any new proposal which a stock holder wishes to make at an Annual Meeting of Stockholders.

Transfer Agent

PrimeCare Systems, Inc. is presently acting as its own transfer agent. It is anticipated that in connection with, and following, the proposed spin-off of its shares, PrimeCare Systems, Inc. will engage as its transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone: (800) 456-0596

THE SPIN-OFF

Introduction

In connection with the Share Purchase Agreement and Distribution Agreement, it was agreed that 100% of the shares of  PrimeCare Systems, Inc. (“PrimeCare”) owned by its parent, OCG Technology, Inc. (“OCGT”), now known as UraniumCore Company) would be distributed to those stockholders of record of OCGT, as a dividend (the “Dividend”), prior to the closing of the Share Purchase Agreement.  OCGT selected the close of business on December 29, 2005, as the record date for the Dividend (the “Record Date”).  No current affiliate of OCGT would be eligible for the spin-off and PrimeCare believes that no current affiliate was a stockholder on the record date.  Accordingly, OCGT will distribute to its stockholders of record approximately 69,901,120 shares of PrimeCare stock to the holders of common and convertible preferred stock of OCGT as a Dividend, on the basis of one PrimeCare Share for each share of OCGT common stock, or for each share of common stock of OCGT that the convertible preferred stock of OCGT is convertible into.  As of the Record Date, OCGT had approximately 1,258 stockholders of record entitled to receive the Dividend, which will be the same number of stockholders of record holding common shares that PrimeCare will have following the spin-off.  It should be emphasized that only those stockholders who owned OCGT shares on the Record Date, will receive shares in connection with the spin-off.  The persons that purchased shares pursuant to the Share Purchase Agreement or acquired their shares after the Record Date will not receive shares of PrimeCare as a result of the spin-off.

In negotiating the Share Purchase Agreement, management believed that the stockholders of OCGT were entitled to receive the benefit of holding their shares and supporting OCGT in its past endeavors. Accordingly, the parties to the Share Purchase Agreement agreed that, following the share purchase, because the business of PrimeCare will not be related to the business of OCGT after receipt of the Contributed Capital, it would be appropriate to divest the business of PrimeCare as a condition of the share purchase.  In order for the OCGT stockholders to receive maximum benefit for their shares, it was determined that those stockholders of record as of the Record Date are to receive 100% of the business of PrimeCare in the spin-off.  Thus, only stockholders prior to the share purchase are entitled to the spin-off shares.

Plan of Distribution

This Prospectus describes the spin-off distribution of the 69,901,120 shares of PrimeCare Systems, Inc. common stock owned by OCGT.  The Distribution Agreement provides for all of the PrimeCare Shares, amounting to 69,901,121 shares, to be deposited with Registrar and Transfer Company and held by Registrar and Transfer Company, with a list of the Record Holders, for distribution of the Dividend  on satisfaction of either: (a) the effectiveness of a Registration Statement filed with the Securities and Exchange Commission; or (b) an available exemption from the federal and state registration requirements applicable to the Dividend of the PrimeCare Shares by OCGT.  The Distribution Agreement also provided that the Dividend would be at PrimeCare's sole cost and expense.  Immediately following the distribution, OCGT will not own any PrimeCare shares and PrimeCare will be an independent, public company.

Reasons for the Distribution

The Board of Directors and management of OCGT believe that the spin-off is in the best interest of their company because it will divest an unrelated business venture and make it possible for management to concentrate solely on acquiring and operating mining business.  OCGT further believes that the spin-off will enhance value for its stockholders, who owned shares on the Record Date, because they will own shares in a second, unrelated public company and will have the opportunity to participate in the potential future growth of both companies.

The management of PrimeCare, Inc. believes that as an independent, public company, PrimeCare will have more financial, managerial and operational flexibility and not have to depend on support from a parent entity.  Also, PrimeCare will not be burdened by the possible control and oversight of its operations and finances by a parent operating an unrelated business.  Management further believes that the spin-off will enhance the ability of PrimeCare to focus on strategic initiatives because, as an independent entity, it will be able to concentrate on its own business progress and not have to answer to management that may not be familiar with its business.  PrimeCare also believes that as an independent company, it may be easier to obtain prospective funding for expansion of its business because it will be concentrated in one area and it will not rely on, or be burdened by, the operations or financial status of a parent involved in an unrelated business.  PrimeCare further believes that because it will be free of any outside, unrelated management controls, it will be in a better position to take advantage of prospective future business opportunities that relate to its business.

In addition, as an independent entity, management will be able to focus solely on its operations. This will provide PrimeCare with greater access to capital by allowing the financial community to focus solely on PrimeCare and allow the investment community to measure its performance relative to its peers that are also engaged in providing software products for the health care industry.  Further, because the business of PrimeCare is distinctly different from that of OCGT and its mining business,  becoming separate entities may possibly enhance the business prospects of each respective company, which could ultimately result in a benefit to the stockholders.

Results of the Distribution

After the spin-off, PrimeCare will be a separate, independent public company continuing its current business endeavors.  Immediately after the spin-off, PrimeCare expects to have approximately 1,258 holders of common shares of record and 69,901,120 shares of PrimeCare outstanding, regardless of the number of stockholders of record and outstanding OCGT shares subsequent to the Record Date for the spin-off.  The spin-off will not affect the number of outstanding OCGT shares or any rights of its stockholders.

Listing and Trading of the PrimeCare Systems, Inc. Shares

There is currently no public market for the shares of PrimeCare Systems, Inc.  Upon completion of this distribution, its shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market.  Following the spin-off, PrimeCare Systems, Inc. intends to  attempt to have a broker-dealer make a market in its shares and also sponsor and apply to have PrimeCare’s shares quoted on the OTC Bulletin Board.  However, PrimeCare Systems, Inc. has no present arrangement or agreement with any broker-dealer to serve as market maker for its common shares, and it can offer no assurances that any market for its common shares will develop.  Even if a market develops for its shares, PrimeCare Systems, Inc. can offer no assurances that the market will be active, or that it will afford its stockholders an avenue for selling their shares.  Many factors will influence the market price of PrimeCare Systems, Inc. common shares, including the depth and liquidity of the market which develops, investor perception of its business, general market conditions, and its growth prospects.

Neither PrimeCare Systems, Inc., nor OCGT, makes any recommendations on the purchase, retention or sale of OCGT shares or PrimeCare Systems, Inc. shares.  We urge you to consult your own financial advisors, such as your stockbroker, bank or tax advisor.  If you do decide to purchase or sell any OCGT or PrimeCare Systems, Inc. shares, we suggest that you make it clear to your stockbroker, bank or other nominee whether you want to purchase or sell OCGT shares or PrimeCare Systems, Inc. shares, or both.

Although currently there is no public trading market for PrimeCare Systems, Inc. shares, management believes a market could develop if the application of PrimeCare Systems, Inc. to the OTC Bulletin Board is successful.  PrimeCare Systems, Inc. shares distributed to OCGT stockholders will be freely transferable, except for (i) shares received by persons who may be deemed to be affiliates of PrimeCare Systems, Inc. under the Securities Act of 1933, and (ii) shares received by persons who hold restricted shares of OCGT common stock.  Persons who may be deemed to be affiliates of PrimeCare Systems, Inc., after the spin-off, generally include individuals or entities that control, are controlled by, or are under common control with  PrimeCare Systems, Inc. and may include Directors, officers and significant stockholders of PrimeCare Systems, Inc.  Persons who are affiliates of PrimeCare Systems, Inc. will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

There can be no assurance as to whether the common shares of PrimeCare Systems, Inc. will be actively traded or as to the price at which the shares will trade.  Some OCGT stockholders who receive PrimeCare Systems, Inc. shares may decide that they do not want shares in a company involved in the health care industry and may sell their PrimeCare Systems, Inc. shares following the spin-off.  This may delay the development of an orderly trading market in PrimeCare Systems, Inc. shares for a period of time following the spin-off.  Until the PrimeCare Systems, Inc. shares are fully distributed and an orderly market develops, the prices at which PrimeCare Systems, Inc. shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue.  Prices for shares of PrimeCare Systems, Inc. will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, its results of operations, what investors think of its business, and changes in general economic and market conditions.

OCGT expects that its common stock will continue to be listed and traded on the OTC Bulletin Board under the symbol “UCOR” the new symbol since its name changed to UraniumCore Company.  As a result of the spin-off, the trading price of OCGT common stock immediately following the Record Date of the Dividend distribution of PrimeCare Systems, Inc. shares was lower than the trading price of OCGT shares immediately prior to the Dividend.  Following the distribution, OCGT will have no assets until it receives the Contributed Capital.

Even though OCGT is currently a publicly held company, there can be no assurance as to whether an active trading market for its shares will be maintained after the spin-off, or as to the prices at which its shares will trade.   OCGT stockholders may sell their shares following the spin-off.  These and other factors may delay or hinder the return to an orderly trading market in OCGT shares following the spin-off.  Whether an active trading market for OCGT shares will be maintained after the spin-off, and the price for its shares in the marketplace may be influenced by many factors, including:

•

the depth and liquidity of the market for its shares,

•

its results of operations,

•

what investors think of its business and its industry,

•

changes in economic conditions in its industries, and

•

general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded.  Market fluctuations could have a material adverse impact on the trading price of PrimeCare Systems, Inc. shares and/or OCGT shares.

FEDERAL INCOME TAX CONSEQUENCES

A ruling from the Internal Revenue Service, or an opinion of tax counsel that the distribution will qualify as a tax free spin-off for U.S. federal income tax purposes has not been requested and will not be requested.  OCGT and PrimeCare Systems, Inc. believe the spin-off does not qualify as a tax-free distribution under the U.S. federal tax laws.  Each OCGT stockholder who receives PrimeCare Systems, Inc. shares in the spin-off will generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the distribution date.  Each stockholder's individual circumstances may affect the tax consequences of the spin-off to such stockholder.  Stockholders who are not citizens or residents of the United States, are corporations, or who are otherwise subject to special treatment under applicable tax codes, may have other consequences as a result of the spin-off.  We strongly urge all stockholder to consult with their own tax, financial, or investment adviser or legal counsel experienced in these matters.

Relationship Between OCGT and PrimeCare Systems, Inc. After the Spin-off

Following the spin-off, we will be an independent company and OCGT will have no stock ownership or interest in us.  We intend to act as an independent, public company and do not anticipate any continuing relationship with OCGT

LEGAL MATTERS

The validity of the  securities offered hereby will be passed upon for us by Wynne B. Stern, Jr., Attorney at Law.

EXPERTS

Our financial statements for the fiscal years ended June 30, 2005 and 2004, have been examined to the extent indicated in their reports by Malone & Bailey, P C, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.  The auditors' report contains an explanatory paragraph relating to our ability to continue as a going concern which is further explained in the notes to the financial statements.  We have prepared the unaudited financial statements for the period ended  March 31, 2006.

WHERE YOU CAN FIND MORE INFORMATION

PrimeCare Systems, Inc. has filed a registration statement on Form SB-2 with the SEC for the stock offered by this Prospectus.  This Prospectus does not include all of the information contained in the registration statement.  We urge you to refer to the registration statement for additional information about us, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this Prospectus.

Following completion of the distribution, PrimeCare Systems, Inc. will be subject to certain reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, PrimeCare Systems, Inc. will file reports, and other information with the SEC.  PrimeCare Systems, Inc. intends to furnish its stockholders with annual reports containing financial statements audited by independent accountants, quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year, and other periodic reports as PrimeCare Systems, Inc. may deem appropriate or as we may be required by law.

You may inspect and copy this registration statement, reports and other information concerning PrimeCare Systems, Inc. at the SEC's public reference room at Room 1024, Judiciary Plaza,450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains this registration statement, reports and other information that was filed electronically by PrimeCare Systems, Inc.  The address of the SEC's Internet site is “http://www.sec.gov.”

FINANCIAL STATEMENTS

Set forth below are the audited financial statements for PrimeCare Systems, Inc. for the fiscal years ended June 30, 2006 and 2005. These financial statements are attached to this report and filed as a part of this report.

PRIMECARE SYSTEMS, INC.

INDEX

Reports of Independent Registered Public Accounting Firms

2

Financial Statements:

Balance Sheet

June 30, 2006 and 2005

4

Statements of Operations for the

Years ended June 30, 2006 and 2005

5

Statements of Changes in Stockholders’ Equity for the

Years ended June 30, 2006 and 2005

6

Statements of Cash Flows for the

Years ended June 30, 2006 and 2005

7

Notes to Financial Statements

9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Prime Care Systems, Inc.

New Rochelle, NY

I have audited the accompanying balance sheet of Prime Care Systems, Inc.  (the “Company”) as of June 30, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2006, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Freeport, New York

September 21, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PrimeCare Systems, Inc.

New Rochelle, New York

We have audited the accompanying balance sheet of PrimeCare Systems, Inc. (a wholly-owned subsidiary of OCG Technology, Inc.) as of June 30, 2005, and the related statements of operations, stockholder’s equity and of cash flows for the year then ended. These financial statements are the responsibility of the management of PrimeCare Systems, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PrimeCare Systems, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that PrimeCare will continue as a going concern. As shown in the financial statements, PrimeCare has suffered recurring losses from operations and has a working capital deficiency at June 30, 2005. These factors and others raise substantial doubt about PrimeCare*s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or to the amounts and classification of liabilities that might be necessary in the event PrimeCare cannot continue in existence.

MALONE & BAILEY, PC

www.malone-bailey.com

Houston, Texas

October 12, 2005

PRIMECARE SYSTEMS, INC.

BALANCE SHEET

	June 30, 2006	June 30, 2005
ASSETS
Current Assets:
Cash	$ 247,327	$ 3,275
Accounts receivable	-	787
Loan receivable	9,000	-
Inventory	2,405	14,674
Total current assets	258,732	18,736

Property and equipment, net of accumulated depreciation	4,891	4,819
of $101,565 and $94,349 respectively
Capitalized software costs, net of accumulated amortization	129,376	56,998
of $58,935 and $33,529 respectively
Other assets	4,972	4,972
Total assets	$ 397,971	$ 85,525

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 33,919	$ 28,655
Note payable - bank	19,190	19,352
Deferred income - current portion	20,000	-
Total current liabilities	73,109	48,007
Long term Liabilities
Deferred income - long term portion	25,000	-
Total liabilities	$ 98,109	$ 48,007

Stockholders' equity:
Series A preferred stock $.01par value (authorized 10,000,000 shares; issued and outstanding 62,070 and 0 shares, respectively)	621	-
Common stock $.001 par value (authorized 200,000,000 shares; issued and outstanding 69,901,120 and 69,901,121shares respectively)	69,901	69,901
Additional paid-in capital	8,331,117	7,613,355
Accumulated deficit	(8,101,777)	(7,645,738)
Total stockholders' equity	299,862	37,518
Total liabilities and stockholders' equity	$ 397,971	$ 85,525

See notes to financial statements.

PRIMECARE SYSTEMS, INC.

 STATEMENTS OF OPERATIONS

 YEAR ENDED JUNE 30.

	2006	2005
Revenues:
Software license fees	$ 15,000	$ -
Sales commissions	13	8,245
Web site advertising	112	114
Total Revenues	15,125	83,359
Expenses:
Stock based compensation	256,594	-
Marketing, general and administrative	44,251	26,746
Depreciation	7,216	11,276
Amortization	25,406	13,422
Impairment of capitalized software costs	-	65,229
Research and development	173,400	208,604
Total expenses	506,867	325,277

Net loss from operations	(491,742)	(316,918)

Interest expense	(3,397)	(2,198)

Net loss from continuing operations	(495,139)	(319,116)
Income from discontinued operations (note 8)	39,100	105,991

Net loss	$ (456,039)	$ (213,125)

Income (loss) per common share - basic and diluted
Continuing operations	$ (.01)	$ (.00)
Discontinued operations	.0 0	.0 0
Total	$ (.01)	$ (.00)

Weighted average number of shares outstanding	69,901,121	69,901,121

See notes to financial statements.

PRIMECARE SYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED JUNE 30, 2006 AND 2005



                                Series A Preferred

	Stock		Common	Stock	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Totals
Balances, June 30, 2004			69,901,120	$ 69,901	$ 7,415,430	$ (7,432,613)	$ 52,718
Contribution from parent					197925		197925
Net loss						-213125	-213125
Balances, June 30, 2005			69,901,120	69,901	7,613,355	(7,645,738)	37,518
Contribution from parent	-	-	-	-	6,558	-	6,558
Issuance of warrants in November 2005, for services rendered	-	-	-	-	256,594	-	256,594
Capital contribution in December 2005, pursuant to OCGT’s Share Purchase Agreement dated December 19, 2005	-	-	-	-	275,000	-	275,000
Net liabilities of former parent company assumed pursuant to OCGT’s Share Purchase Agreement dated December 19, 2005	-	-	-	-	(440,469)	-	(440,469)
Issuance of Series A Preferred Stock in January 2006, in payment of promissory notes	24,570	246	-	-	245,454	-	245,700
Sale of Series A Preferred Stock from February to June 2006	37,500	375	-	-	374,625	-	375,000
Net loss	-	-	-	-		(456,039)	(456,039)
Balances June 30, 2006	62,070	$ 621	$ 69,901,120	$ 69,901	$ 8,331,117	$ (8,101,777)	$ 299,862



See notes to financial statements.

PRIMECARE SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

YEAR ENDED JUNE, 30,

	2006	2005
Cash flows from operating activities:
Net loss	$ (456,039)	$ (213,125)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation	7,216	11,276
Amortization	25,406	13,422
Issuance of warrants for services	256,594	-
Impairment of capitalized software costs	-	65,229
Changes in operating assets and liabilities
Receivables	(8,213)	(217)
Inventory	12,269	(5,442)
Other assets	-	(3,205)
Deferred income	45,000
Accounts payable and accrued expenses	(44,505)	15,662
Net cash provided by (used in) operating activities	(162,272)	(116,400)

Cash flows from investing activities:
Additions to capitalized software costs	(97,784)	(88,649)
Additions to property and equipment	(7,288)	(987)
Net cash used in investing activities	(105,072)	(89,636)

Cash flows from financing activities:
Capital contribution pursuant to Share Purchase Agreement, dated December 19, 2005	275,000
Contributed capital from former parent company	6,558	197,925
Repayment of note payable assumed from former parent company	(175,000)	-
Net proceeds from (repayment of) notes payable - bank	(162)	11,386
Proceeds from notes payable to related parties	30,000	-
Proceeds from sale of Series A Preferred stock	375,000	-
Net cash provided by financing activities	511,396	209,311

Net increase in cash	244,052	3,275

Cash, beginning of period	3,275	-

Cash, end of period	$ 247,327	$ 3,275

Supplemental disclosures of cash flow information: Interest paid	$ 3,397	$ 1,456
Income taxes paid	$ -	$ -

Non-cash investing and financing activities.
Issuance of warrants in November 2005 for services rendered	$ 256,594	-

Liabilities of former parent company assumed pursuant to Share Purchase Agreement, dated December 19, 2005:

Accounts payable and accrued expenses	$ 49,769	-
Notes payable to related parties	215,700	-
Notes payable to third party	175,000	-
Total	$ 440,469	-

Issuance of Series A Preferred Stock in January 2006, in satisfaction of notes payable to related parties	$ 245,700	-

See notes to financial statements.

PRIMECARE SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business - PrimeCare Systems, Inc. (“PrimeCare”) or the “Company”), a Delaware Corporation formed in 1994, was a wholly-owned subsidiary of OCG Technology, Inc. (“OCGT”) until December 31, 2005, when it was distributed as a dividend to the shareholders of OCGT as of the close of business on December 29, 2005 (see note 6).

PrimeCare has developed and is marketing software and diagnostic products for the healthcare industry.  Through March 2006 (see note 8), PrimeCare sold Denise Austin health and fitness video products from an online shopping cart linked to the Denise Austin Web site.

Reclassifications. -  Certain amounts for the year ended June 30, 2005, have been reclassified to conform to the fiscal 2006 presentation.  These reclassifications had no effect on net loss.

Use of Estimates. - In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses in the statements of operations, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The carrying values of the Company’s financial instruments, consisting of cash, accounts receivable, loans receivable, accounts payable and accrued expenses, and note payable - bank, approximates their fair values based upon their short term nature.

Cash and Cash Equivalents. - For purposes of the statement of cash flows, PrimeCare considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory. - Inventory consists of Denise Austin health and fitness video products that are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment. - Property and Equipment is stated at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Capitalized Software Costs. -  PrimeCare accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed” (“SFAS 86”).  SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. PrimeCare believes that it’s PrimeCare Patient Management System Version Nine (“PrimeCareV9”) has attained technological feasibility and thus has been capitalizing the related costs of its development.  The Company amortizes such costs using the straight-line method over the estimated five year economic life of the asset.  Other research and development costs are expensed as incurred.

Impairment of Long-Lived Assets. - PrimeCare accounts for the impairment and disposal of long-lived assets utilizing Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”. SFAS 144 requires that long-lived assets, such as property and equipment and capitalized software costs, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue Recognition - During the years ended June 30, 2005 and 2006, the Company has four sources of revenue: (1) sale of inventoried merchandise; (2) commissions received from vendors who link to our Web sites; (3) advertising fees; and (4) software license fees.  In March 2006 (see note 8), the Company discontinued the business relating to the sale of inventoried merchandise.

Sales of inventoried merchandise are reported on a “gross” basis in compliance with IETF 99-19, because the Company purchases the merchandise from the source it selects; is at risk for the purchaser’s credit; and the Company ships the merchandise. The Company reports the gross sales price as revenue and expenses the cost of the merchandise and the shipping costs as “cost of sales”.  The Company is almost always paid by credit card at the time of purchase and occasionally by check. Sales are booked when the merchandise is shipped.  The merchandise is not shipped until the credit is approved.

The Company acts as a commissioned broker by displaying a vendor’s products on the Company’s Web sites.  When a consumer indicates a desire to purchase an item, the order is collected through the Web site and processed by the third party seller.  The Company receives a commission on such sale after it is consummated.  When the Company is paid, it reports the “commissions” on a “net” basis in compliance with IETF 99-19.  The Company reports commissions this way because: (a) it does not have any direct costs; (b) it does not purchase the product sold; and ( c) it does not have any credit risk on the sale, and it does not handle or ship the product when sold.  The Company notifies the seller of an interested buyer and it receives a commission check from the seller upon the consummation of a sale.  At that time the Company reports the revenue on a “net” basis.

The Company accounts for software license fees in accordance with SOP 97-2. Revenues are recognized when all of the following criteria are met: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred; ( c) the vendor’s fee is fixed or determinable; and (d) collectiblity is probable.

Stock based compensation - The Company accounts for stock based compensation to employees and others under FAS-123R.  The Company does not have an employee stock option plan.  The company issued warrants, for the first time, during the quarter ended December 31, 2005, and accounted for them at estimated fair value using the Black-Scholes option pricing model (see note 7).

Income Taxes - PrimeCare applies the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be settled or recovered.

Per Share Data. - Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the year. Diluted loss per share is the same as basic loss per share because inclusion of the common stock equivalents, consisting of the Series A Preferred Stock and the outstanding warrants, would have been anti-dilutive.

Recently issued accounting pronouncements - PrimeCare does not expect the adoption of recently issued accounting pronouncements to have a significant impact on PrimeCare’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that PrimeCare will continue as a going concern. As shown in the accompanying financial statements, PrimeCare incurred losses from continuing operations of $495,139 and  $319,116 in 2006 and 2005, respectively. These conditions raise substantial doubt as to PrimeCare’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if PrimeCare is unable to continue as a going concern.  Management plans on achieving profitable operations through successful marketing of its PrimeCare V9 software.  However, there is no assurance that the Company will be successful in this effort.

NOTE 3 - NOTE PAYABLE - BANK

PrimeCare has a revolving line of credit with a bank that provides for a maximum borrowing amount of $20,000. Interest is paid monthly on the average daily loan balance at the variable interest rate equal to the prime rate plus 3%. The loan is secured by the personal guarantee of one of PrimeCare’s officers.

NOTE 4 - SOFTWARE LICENSE AGREEMENT AND DEFERRED INCOME

On September 29, 2005, PrimeCare entered into a ten year license agreement with Telemédica SLR, (Licensee), a company based in Argentina.  As part of the consideration for becoming the exclusive licensee within the free trade association known as Mercosur, whose members are Argentina, Brazil, Chile, Paraguay and Uruguay, the Licensee paid PrimeCare $60,000 and has agreed to fund the translation and internationalization of PrimeCare V9 in both Spanish and Portuguese.  The Spanish version was completed during 2005.  The Licensee will sub-license PrimeCare V9 to health care providers in the Mercosur and train them in its use.  In the event that the gross revenues derived by Licensee from sub licensing PrimeCare V9, are less than $2,500,000 for the third year of the Term of the agreement, or any year thereafter, the Agreement will become non-exclusive for the balance of the term.  The License provides that the fee to be charged to a sub-licensee shall be not less than $4 per annum, per patient of each sub-licensee, without regard to the number of patient uses of the software during that year, unless PrimeCare agrees, in writing, to a lower fee.

Under the agreement, the Licensee shall pay PrimeCare, as a license fee, an amount equal to 50% of the gross fees charged by Licensee to each and every sub-licensee for use of PrimeCare V9. However, during the first three years of the agreement, or until the gross revenues of Licensee derived from sub-licensees exceeds $400,000, whichever occurs first, Licensee will pay PrimeCare a license fee equal to 25% of the gross fees charged by Licensee.  PrimeCare recorded the $60,000 as deferred income in September 2005 and is amortizing this amount to income over three years.

NOTE 5 -  STOCKHOLDERS’ EQUITY

During December 2004, PrimeCare increased the aggregate number of shares authorized for issue to 200,000,000 shares of common stock with a par value of $.001 and 10,000,000 shares of preferred stock with a par value of $.01. The Board of Directors may authorize more than one series of either or both of the common stock and/or preferred stock. Following the amendment to increase the number of authorized shares, PrimeCare split its stock such that the resulting number of common stock shares outstanding is 69,901,120; the common stock balance at June 30, 2004 was retroactively adjusted to reflect the new number of shares and par value.

During the year ended June 30. 2006, the Company issued a total of 62,070 shares of Series A Preferred Stock.  24,570 shares were issued in satisfaction of $245,700 notes payable to related parties and 37,500 shares were issued in consideration for $375,000 cash.

Each share of Series A Preferred Stock is convertible into 100 shares of the Company’s common stock.  In the event that dividends are simultaneously paid or declared on any parity stock, the holders of the Series A Preferred Stock are entitled to receive out of any funds or other property legally available therefore, when and as declared by the Board of Directors, (I) dividends in cash at the annual rate of $0.60 per share, and (ii) in addition, each share of Series A Preferred Stock shall receive 100 times the dividend paid per share of common stock.

NOTE 6 - SPIN-OFF

On December 19, 2005, PrimeCare entered into a Distribution Agreement with OCG Technology, Inc.(“OCGT”), its sole shareholder, which provided that prior to the closing (the “Closing”) of the Share Purchase Agreement (also dated December 19, 2005, between OCGT and the Share Purchaser), all of the outstanding shares of PrimeCare (the “PrimeCare Shares”) will be distributed to the record common and preferred stockholders of OCGT, on a pro rata basis (the “Distribution”).  The Closing took place on December 31, 2005, and the Record Date was December 29, 2005.

The Distribution is subject to the following.  All of the PrimeCare Shares that are owned by OCGT, amounting to 69,901,121 shares, will be deposited with Registrar and Transfer Company, with a list of stockholders of OCGT, as at the Record Date, for Distribution, on satisfaction of the prior filing and effectiveness of a Registration Statement, filed with the Securities and Exchange Commission, or an available exemption from the applicable federal and state registration requirements applicable to the Distribution.  The Distribution is to be at PrimeCare's sole cost and expense.

Both the Share Purchase Agreement and the Distribution Agreement provided that OCGT would convey all of its assets at the Record Date to PrimeCare and that PrimeCare would assume, pay and indemnify and hold OCGT harmless from and against any and all liabilities of OCGT and PrimeCare that existed at the Record Date, of every kind and nature whatsoever, whether by contract, lease, license or otherwise, without qualification, including the costs and expenses of the Distribution.  PrimeCare assumed liabilities of $440,469, which consisted of: $215,700 in promissory notes payable to related parties; $175,000 of promissory notes payable to a third party; and $49,769 of accounts payable and accrued expenses.

PrimeCare received cash in the amount of $275,000 from the Share Purchaser, which was provided for in the Share Purchase Agreement and has been treated as a capital contribution.

NOTE 7 - WARRANTS

On November 17, 2005 the Company issued warrants to twenty parties to purchase a total of 14,466,262 shares of common stock (8,735,539 to officers and directors); 4,327,206 are exercisable at $.02 per share; 4,925,000 are exercisable at $.05 per share; and 5,214,056 are exercisable at $.07 per share.  The warrants may be exercised at any time or from time to time, prior to November 17, 2008.  In accordance with FAS123R, the $256,594 fair value of the warrants on the date of issue was charged to compensation expense.  The fair value was estimated using the Black-Scholes option pricing model and the following assumptions: expected life of 3 years, expected volatility of 201%, expected dividend yield of 0%, and risk free interest rate of 4.4%.

NOTE 8 - DISCONTINUED OPERATIONS

In March 2006, the operator of the Denise Austin Web site terminated its marketing relationship with PrimeCare and removed its Web site link to our online “shopping cart”.  As a result, the Company decided not to purchase any additional inventory.  The Company will attempt to liquidate its remaining inventory of Denise Austin health and fitness products ($2,405 at June 30, 2006) from one of its own Web sites.

Income from discontinued operations consisted of:

Year Ended June 30,

	2006	2005
Sales of merchandise	$ 102,578	$ 299,088
Cost of sales	57,574	167,694
Gross margin	45,004	131,394
Marketing expense	5,904	25,403
Income from discontinued operations	$ 39,100	$ 105,991

NOTE 9 - INCOME TAXES

No provisions for income taxes have been recorded since the Company has incurred net losses since inception.  Based on management’s assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the net operating loss carry forward will be realized, Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements.  The Company will continue to review this valuation allowance and make adjustments as appropriate.  The net operating loss carry forward of approximately $4,700,000 at June 30, 2006, expires in varying amounts from the year 2009 to year 2026.

Current tax laws limit the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.

NOTE 10 - COMMITMENTS

PrimeCare leases office space under operating leases. The leases include provisions requiring PrimeCare to pay a proportionate share of the increase in real estate taxes and operating expenses over base period amounts.  For the years ended June 30, 2006 and 2005, rent expense pursuant to such operating leases was $58,849 and $44,518, respectively. At June 30, 2006, the future minimum lease payments under non-cancelable operating leases are $43,968 (all in the year ended June 30, 2007).

NOTE 11 - SUBSEQUENT EVENTS

In July 2006, PrimeCare sold an additional 2,500 shares of Series A Preferred Stock at a price of $10 per share for proceeds of $25,000.

Part II

Item 24.      Indemnification of Directors and Officers

The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to a proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was, at the request of the corporation, serving in any of such capacities in another corporation or other enterprise. This statute describes in detail the right of a Delaware corporation to indemnify any such person. Article Tenth of the Registrant's amended Certificate of Incorporation provides:

No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (I) for breach of the director's duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such appeal or modification.

Article VI of the By-laws, as amended, of the Registrant provides generally for indemnification of all such directors, officers, employees and agents to the full extent permitted under the above-referenced section 145 of Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.

Other Expenses of Issuance and Distribution

Filing fee under the Securities Act of 1933......................  $       164.55

Accountants' fees and expenses...................................... ..       2,500.00

Legal fees and related expenses...................................... ..       2,500.00

Printing and filing charges............................................... .       1,000.00

Transfer agent and registrar fees and expenses...................      5,000.00

Miscellaneous..................................................................          1,000.00

Total .......................................................................   $ 12,164.55

Item 26.      Recent Sales of Unregistered Securities

PrimeCare Systems, Inc. was  incorporated  on May 2, 1994 and acquired by its parent  company, OCGT on  May 16, 1994, which after a name change is now known as Uraniumcore Company.   Upon creation of PrimeCare Systems, Inc., a total of 5,000  shares of  PrimeCare Systems, Inc. common  stock  was  issued to the  parent company,  which number was forward split to 69,901,120  shares to accommodate the spin-off.

The initial  issuance  of shares was made in  reliance on the Section  4(2) exemption from registration under the Securities Act of 1933. The issuances were made to our parent company in private transactions without means of any public solicitation.  The shares are considered  restricted securities and certificates representing the shares must contain a legend  restricting  further  transfer unless the shares are first registered or qualify for an exemption.

During the month of July 2006, PrimeCare completed a Private Offering of the Series A Preferred Stock, in which it sold 40,000 shares for $400,000.00 or $10 per share.  These Preferred Shares are convertible into 4,000,000 shares of PrimeCare’s common stock, which is also a conversion rate of $0.10 per share.  The issuance of the Series A Preferred Stock was made in reliance on the exemption from registration under the Securities Act of 1933, pursuant to Rule 504 of Regulation D.  The issuances were made in a private transaction without means of any public solicitation.  The shares are restricted securities and certificates representing the shares contain a legend  restricting  further  transfer unless the shares are first registered or qualify for an exemption.

Item 27.      Exhibits

(a) The following exhibits are filed with this Registration Statement:

Exhibit No.

Exhibit Name

3.1(a)

Certificate of Incorporation of Registrant filed May 2, 1994

3.1(b)

Certificate of Amendment of Certificate of Incorporation filed January 10, 2005

3.1(c)

Certificate of Amendment of Certificate of Incorporation filed March 24, 2005

3.2

By-Laws

4.1

Instrument  defining  rights of holders  (See  Exhibits  Nos.  3.1(a) and 3.1(c), Certificate of Amendment of Certificate of Incorporation)

Form of Stock Purchase Warrant

5.1

Opinion  of Wynne B. Stern, Jr.,  Attorney  at  Law,  regarding legality of securities being registered

10.1

Software License Agreement, dated as of September 29, 2005, by and between PrimeCare Systems, Inc., and Telemédica SRL

10.2

Software License Agreement, dated as of September 29, 2005, by and between PrimeCare Systems, Inc., and Nebbe Enterprises, LLC

10.3

Share Purchase Agreement, dated as of December 19, 2005, by, between and among OCGT Technology, Inc. and Bobby Vavithis

10.4

Distribution Agreement, dated as of December 19, 2005, by, between and among OCGT Technology, Inc. and PrimeCare Systems, Inc.

23.1

Consent of Malone & Bailey, PC, Certified Public Accountants

23.2

Consent of Wynne B. Stern, Jr.,  Attorney at Law (included as part of Exhibit 5.1)

(b) Financial Statement Schedules for Registrant.

Schedules other than those listed above are omitted for the reason that they are not required or are not applicable, or the  required  information is shown in the financial statements or notes therein.

Item 28.      Undertakings

(a) The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the Prospectus any facts or events which, individually or together represent a  fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered  would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected  in the form of prospects filed with the Commission  pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the  maximum  aggregate offering price set forth in the “Calculation of Registration  Fee” table in the effective  registration  statement; and

(iii)  Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective  amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities  Act”) may be permitted to directors,  officers and controlling  persons of the small  business  issuer  pursuant  to the  foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the  Securities  and  Exchange  Commission  such  indemnification  is against  public  policy as expressed in the  Securities  Act and is,  therefore, unenforceable.  In the  event  that a claim  for  indemnification  against  such liabilities  (other  than the payment by the small  business  issuer of expenses incurred  or paid by a  director,  officer  or  controlling  person of the small business issuer in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities  being  registered,  the small  business  issuer will,  unless in the opinion of its counsel  the matter has been  settled by  controlling  precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance  with the  requirements  of the  Securities  Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the  requirements  of  filing  on Form  SB-2 and  authorized  this  Registration Statement  to be signed on its  behalf by the  undersigned,  in the City of New Rochelle, State of New York, on this 29th  day of September 2006.

PrimeCare Systems, Inc.

(REGISTRANT)

By:   /S/ Robert A. Shiver

Robert A. Shiver

President  and Director

In accordance  with the  requirements  of the Securities Act of 1933,  this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

By:   /S/ Robert A. Shiver

Robert A. Shiver

President  and Director

Date: September 29, 2006

By:   /S/ Edward C. Levine

Edward C. Levine

Director

 Date:  September 29, 2006

 By:   /S/ W. Jordan Fitzhugh

W. Jordan Fitzhugh

Vice President and Director

Date:  September 29, 2006

By:   /S/  Jeffrey P. Nelson

Jeffrey P. Nelson

Secretary/Vice President and Director

Date: September 29, 2006

By:   /S/ Jarema S. Rakoczy

Jarema S. Rakoczy

Director

 Date:  September 29, 2006

Exhibit 3.1(a)

CERTIFICATE OF INCORPORATION

OF

PRIMECARE SYSTEMS, INC.

1.

The name of the corporation is PrimeCare Systems, Inc.

2.

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.   The name of its registered agent at such address is The Corporation Trust Company.

3.

The name of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.

The total number of shares of stock which the corporation shall have authority to issue is Five Thousand (5,000) and the par value of each of such shares is One-One Hundredth of a Dollar ($.01) amounting in the aggregate to Fifty Dollars ($50.00).

5.

The Board of Directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.

6.

The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until a successor is elected and qualified, is as follows:

Edward L. Alexander

c/o Medical Technology Associates, Inc.

P.O. Box 1572

Yorktown, VA 23692

W. Jordan Fitzhugh

c/o Medical Technology Associates, Inc.

P.O. Box 1572

Yorktown, VA 23692

Abdul H. Jamaludeen

c/o Medical Technology Associates, Inc.

P.O. Box 1572

Yorktown, VA 23692

7.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8.

A director of the corporation shall not be personally liable to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability   (I)  for any breach of the director’s duty of loyalty to the corporation or its stockholders,  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

9.

The name and mailing address of the Sole Incorporator is:

Jerry D. Brown, Esq.

Albert, Bates, Whitehead & McGaugh, P.C.

One South Wacker Drive

Suite 1990

Chicago, Illinois 60606

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of April, 1994.

_/s/_Jerry D. Brown,

Jerry D. Brown, Esq.

Sole Incorporator

Exhibit 3.1(b)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRIMECARE  SYSTEMS, INC.

PRIMECARE  SYSTEMS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:

By the unanimous consent of the directors of PRIMECARE  SYSTEMS, INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking the approval of the majority of the shareholders of said corporation to adopt such amendment to the Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation elects to amend its Certificate of Incorporation by changing Paragraph FOURTH thereof to read in its entirety as follows:

“FOURTH:  (a)  The aggregate number of shares which the Corporation shall have authority to issue shall be one-hundred-ten-million (110,000,000) shares, divided into one-hundred-million (100,000,000) shares of Common Stock, par value one tenth cent ($.001) per share (hereinafter, the “Common Stock”) and ten-million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (hereinafter, the “Preferred Stock”).

(b) There may be more than one series of either or both of the Common Stock and/or  Preferred Stock; the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, a wholly unissued class of  Common Stock and/or a wholly unissued class of  Preferred Stock.”

SECOND:

That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice duly given in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:

That said amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

FORTH:

That the capital of the Company shall be increased under or by reason of saidamendment.

IN WITNESS WHEREOF, said PRIMECARE  SYSTEMS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Edward C. Levine, its President, and attested to by Jeffrey P. Nelson, its Secretary, this 31st  day of December, 2004.

PRIMECARE  SYSTEMS, INC.

By:   /s/ Edward C. Levine

Edward C. Levine, President

ATTEST:

By:   /s/ Jeffrey P. Nelson

Jeffrey P. Nelson, Secretary

(CORPORATE SEAL)

Exhibit 3.1(c)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRIMECARE  SYSTEMS, INC.

PRIMECARE  SYSTEMS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:

By the unanimous consent of the directors of PRIMECARE  SYSTEMS, INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking the approval of the majority of the shareholders of said corporation to adopt such amendment to the Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation elects to amend its Certificate of Incorporation by changing Paragraph FOURTH thereof to read in its entirety as follows:

“FOURTH:  (a)  The aggregate number of shares which the Corporation shall have authority to issue shall be two-hundred-ten-million (210,000,000) shares, divided into two-hundred-million (200,000,000) shares of Common Stock, par value one tenth cent ($.001) per share (hereinafter, the “Common Stock”) and ten-million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (hereinafter, the “Preferred Stock”).

(b) There may be more than one series of either or both of the Common Stock and/or  Preferred Stock; the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, a wholly unissued class of  Common Stock and/or a wholly unissued class of  Preferred Stock.”

SECOND:

That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice duly given in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:

That said amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

FORTH:

That the capital of the Company shall be increased under or by reason of saidamendment.

IN WITNESS WHEREOF, said PRIMECARE  SYSTEMS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Edward C. Levine, its President, and attested to by Jeffrey P. Nelson, its Secretary, this 21st  day of March, 2005.

PRIMECARE  SYSTEMS, INC.

By:

Edward C. Levine, President

ATTEST:

By:

Jeffrey P. Nelson, Secretary

(CORPORATE SEAL)

EXHIBIT 3.2

BY - LAWS

of

PrimeCare Systems, Inc.

ARTICLE I - OFFICES

SECTION I.   REGISTERED OFFICE. —The registered office shall be established and maintained at 313 South State Street, City of Wilmington in the County of Kent in the State of Delaware 19901.

SECTION 2.   OTHER OFFICES. - The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - MEETING OF STOCKHOLDERS

SECTION 1.   ANNUAL MEETINGS. - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting or the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of directors and may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.   OTHER MEETINGS. -- Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 3.   VOTING. - Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stock holder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4.   STOCKHOLDER LIST. -- The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each.  Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held. which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

SECTION 5. QUORUM. - Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 6.  SPECIAL MEETINGS. - Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

SECTION 7.  NOTICE OF MEETINGS. - Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

SECTION 8.   BUSINESS TRANSACTED - No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 9.   ACTION WITHOUT MEETING. - Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stock-holders may be dispensed with, if a majority of the stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III - DIRECTORS

SECTION 1.   NUMBER AND TERM. —The number of directors shall be three.  The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.

GSECTION 2.   RESIGNATIONS. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3   VACANCIES. --  If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4.   REMOVAL. - Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5.   INCREASE OF NUMBER. - The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and be like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 6.  COMPENSATION. -  Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 7. ACTION WITHOUT MEETING. - Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken with out a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV - OFFICERS

SECTION 1.   OFFICERS. - The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chair- man, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

SECTION 2.  OTHER OFFICERS AND AGENTS. - The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.   CHAIRMAN. - The Chairman of the Board of Directors if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.   PRESIDENT. - The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation.  Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5. VICE-PRESIDENT. - Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6.   TREASURER. - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements.   He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 7.   SECRETARY. - The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES - Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V

SECTION I    CERTIFICATES OF STOCK. - Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or, series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as other wise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so request the powers, designations, preferences and relative, participating, optional o] other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 2.  LOST CERTIFICATES - New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

SECTION 3. TRANSFER. OF SHARES. -  The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.   STOCKHOLDERS RECORD DATE. -  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment there- of, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty, nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. - Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6.   SEAL. -  The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE..” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 7. FISCAL YEAR. - The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS - All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. NOTICE AND WAIVER OF NOTICE -  Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the pro- visions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

ARTICLE VII - AMENDMENTS

These By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

EXHIBIT 4.1

VOID AFTER  _______________

PRIMECARE SYSTEMS, INC.

Non-Transferable

Right to Purchase __________ Shares

(Subject to adjustment)

Stock Purchase Warrant for Common Stock of

PrimeCare Systems, Inc.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION OR UNLESS PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION AS HEREIN SET FORTH.

  PrimeCare Systems, Inc. (hereinafter called the “Company”), a Delaware Corporation, hereby certifies that, for value received, ______________________________ is entitled to purchase from the Company, at any time or from time to time prior to 3:00 PM, New York City local time, on ____________, an aggregate of ______________ fully paid and nonassessable shares (the number and character of such shares being subject to adjustment as provided below”) of the Common Stock, $.001 par value, of the Company (the “Common Stock”), on the payment therefore of the purchase price which shall be equal to $________ per share of the Common Stock, until this Warrant expires as provided herein, for each share of the Common Stock subscribed for and purchased, upon the surrender of this Warrant duly signed by the registered holder hereof, accompanied by payment of the purchase price, upon the terms and subject to the conditions hereinafter set forth.

 EXERCISE OF WARRANT.  The  holder shall surrender this Warrant to the principal office of the Company, with the exercise form on the last page of this Warrant duly signed together with the purchase price of the Common Stock (as well as any applicable transfer taxes if the Common Stock is to be registered in any name other than that of the registered holder hereof) represented by certified or official bank check payable to the order of the Company.

 DELIVERY OF STOCK CERTIFICATE ON EXERCISE.  As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the registered holder hereof, or such holder's nominee, a certificate or certificates for the number of full shares of the Common Stock of the Company to which such holder shall be entitled upon such exercise, together with, in the case of a partial exercise of this Warrant, a new Warrant certificate of like tenor herewith representing the right to purchase the balance of shares subject hereto after giving effect to such partial exercise.  In case, between the date of any exercise hereof and the date on which the certificate or certificates are issued, the record holders of shares of Common Stock of the Company shall become entitled to any dividend or other right, the Company will forthwith pay or cause to be paid in cash to the holder hereof the amount of such dividend, or transfer to the holder thereof such right, as the case may be.

 No fraction of a share or scrip certificate for such a fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such holder cash equal to a like fraction at the prevailing market price for such share as determined by the Company.

 ADJUSTMENTS TO BASIS FOR CONVERSION.  Whenever the Company shall (A) declare a dividend on its Common Stock in shares of Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or  (D) issue any shares upon reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation, then and in each such case, the holder of this Warrant, upon the exercise hereof and upon the payment of the sum obtained by multiplying (1) the number of shares of the Common Stock of the Company as to which this Warrant is then being so exercised by (2) the purchase price per share stated on the face of this warrant, as well as any applicable transfer taxes, shall be entitled to receive, in lieu of the shares called for hereby, the stock or other securities or property, which said holder would hold on the date of such exercise, if, from the date hereof to and including such date, he had been the holder of record of the number of shares of the Common Stock of the Company as to which this Warrant is then being so exercised and had retained such shares and all such other or additional or less stock and other securities and property receivable in respect of such shares.

 REORGANIZATIONS,  CONSOLIDATIONS,  MERGERS.  In case of any reorganization of the Company, or  any other corporation, the stock or securities of which are at the time deliverable on the exercise of this Warrant, or in case the Company or such other corporation shall consolidate with or merge into another corporation, or convey all or substantially all of its assets to another corporation, the holder of this Warrant, upon the exercise hereof and upon the payment of the sum obtained by multiplying (a) the number of shares of the Company as to which this Warrant is then being so exercised by (b) the purchase price per share stated on the face of this Warrant, as well as any applicable transfer taxes, shall be entitled to receive, in lieu of the shares theretofore called for hereby, the stock or other securities or property to which such holder hereof would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if he had purchased the shares as to which this Warrant is then being so exercised immediately prior thereto; and in such case, the provisions of this Warrant shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

 EXCHANGE OF  WARRANTS.  Upon the surrender by any registered holder of any Warrant or Warrants at the principal office of the Company or of the Transfer Agent for its Common Stock, the Company will issue and deliver to, or on the order of, such holder, at the Company's expense, a new Warrant or Warrants in the name of such holder (upon the payment by such holder of any applicable transfer tax) may direct, in such authorized denomination or denominations as such holder may request, evidencing the  right to purchase an aggregate amount of stock or securities equal to the aggregate amount of stock or securities which the Warrant or Warrants so surrendered evidenced the right to purchase.

 LOST, STOLEN, DESTROYED OR MUTILATED WARRANTS.  Upon receipt by the Company of evidence satisfactory to it of the ownership of and the loss, theft or destruction or mutilation of any Warrants, (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

 RESTRICTIONS OF TRANSFER.  This Warrant may not be transferred.  The transfer of the shares of Common Stock which may be purchased upon the exercise thereof is restricted and subject to the applicable provisions of the Securities Act of 1933, as amended.  The shares of Common Stock which may be purchased upon the exercise thereof may not be sold, transferred, pledged or hypothecated in the absence of any effective registration statement or post-effective amendment thereto for such shares of Common Stock under such Act, or an opinion of counsel to the Company that registration is not required under such Act.

 MISCELLANEOUS.  This Warrant does not confer upon the holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent or to receive notice as a stockholder of the Company.

 EXPIRATION.  This Warrant will be wholly void and of no effect after 3:00 PM, New York City local time, on ________________ .

 LAW GOVERNING.  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to any conflict of laws provision thereof.

 Dated: ___________

PRIMECARE SYSTEMS, INC.

Robert A. Shiver, President

 Attest:

 Jeffrey P. Nelson,

 Secretary

SUBSCRIPTION FORM

 The undersigned irrevocably exercised this Warrant to the extent of shares of Common Stock of PRIMECARE SYSTEMS, INC., called for hereby, and herewith makes payment therefore, all at the price and on the terms and conditions specified herein.

Number of Shares:__________________

Dated: ____________________________

Name:  ____________________________

(signature)

____________________________

(Please Print Name)

Social Security or Employer ID #__________________________

Address:  ________________________________________________

City & State:  ___________________________________________

Zip Code:  _________

EXHIBIT 5.1

Wynne B. Stern, Jr.

Attorney At Law

 56 Harrison Street, Suite 501

New Rochelle, NY 10801

Tel. (914) 320-9764

September 29, 2006

PrimeCare Systems, Inc.

56 Harrison Street 5th Floor

New Rochelle, New York 10801

Attn: Edward C. Levine

Re: PrimeCare Systems, Inc. (the “Company”)

       Registration Statement on Form SB-2

Gentlemen:

 At your request, we have examined the form of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the “SEC”) on or about September 29, 2006, (the”Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “{Securities Law”), of 69,901,120 shares of its common stock, $.001 par value per share (the “Stock”).   In rendering the following opinion, we have examined and relied upon the documents and certificates of officers and directors of the Company as described below, and such other facts as we deemed relevant. ln our examinations we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies:

1.  Certificate of Incorporation of the Company, as amended to date.

2.  By-Laws of the Company, as amended to date.

3.  Applicable Resolutions adopted by the Board of Directors of the Company.

4.  The Company's most recent Annual Report.

5.  The Company's most recent Quarterly Report.

6.  Officer and Director representation letters.

We have undertaken such independent investigation beyond such documents and records as we deemed appropriate to ascertain all relevant facts.

Based on the foregoing, it is our opinion that the Stock which has been authorized, upon issuance will be, duly and validly issued, fully-paid and non assessable.

We express no opinion as to compliance with the securities or “blue sky”laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which noncompliance with such laws might have on the validity of issuance of the Stock.   We hereby Consent to the filing of this opinion as an exhibit to any filing made with the SEC, or under any state or other jurisdictions' securities act for purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock in connection with the offering described in the Registration Statement. Other than as provided in the preceding sentence this opinion (i) is addressed solely to you; (ii)  covers only matters of Federal and Delaware law, and nothing in this opinion shall be deemed to apply any such opinion to the laws of any other jurisdiction; and (iv) may not be quoted or reproduced or delivered by you to any other person. Nothing herein shall be deemed to relate to, or constitute, an opinion concerning any matters not specifically  set forth above.

By giving you this opinion and consent, we do not admit that we are an expert with respect to any part of the Registration Statement or any Prospectus within the meaning of the term “expert” as used in Section 7 of the Securities Law, or the Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/Wynne B. Stern, Jr.

    Wynne B. Stern, Jr.

Exhibit 10.1

Software License Agreement

THIS SOFTWARE LICENSE AGREEMENT (the “Agreement”) entered into as of the 29th  day of September, 2005, by and between PrimeCare Systems, Inc., (“Licensor”), a Delaware corporation with an office at 56 Harrison Street, New Rochelle, NY 10801, U.S.A. and Telemédica SRL (“Licensee”), a corporation  organized under the laws of Argentina, with an office at Santa Fé 2534 Segundo A, (1425) Buenos Aires, Argentina, determines the rights and licenses granted to the Licensee in the Licensed Software (hereinafter defined) to be provided by the Licensor hereunder.

1. Definitions. As used in this Agreement, the following definitions shall apply:

(a) “Licensed Product” shall mean, collectively, the Licensed Software and Licensed Documentation (as each are hereinafter defined), of the PrimeCare(TM) Patient Management System, Version Nine (the “PrimeCare V9 System”).  A fully operational PrimeCare V9 System is comprised of two major constituents, the PrimeCareV9 Client Software, and the PrimeCareV9 Data Center tier.  During operational use, the PrimeCareV9 Client Software connects with and exchanges data with the PrimeCareV9 Data Center using the world-wide Internet as a communications medium.

(b) “Licensed Software” or “Software” shall mean the operating programs for the PrimeCareV9 Client Software, whether in object code form, or not, including all updates, modifications, enhancements, improvements and revisions thereof, supplied by the Licensor during the Term hereof (hereinafter defined), and all permitted copies, if any, of the foregoing, for operation on Licensee's Hardware (hereinafter defined). The Software and all Updates are, and shall remain, the sole property of Licensor.

(c) “Licensed Documentation” shall mean all documentation supplied by the Licensor hereunder, other than the Licensed Software, related to such Software.

(d) “Use” shall mean the reading into, and out of, memory of the Licensed Software and the execution thereof, in whole or in part, on Licensee's computer hardware (the “Hardware”) located at the Installation Locations (hereinafter defined) for the internal uses of the Licensee only.

(e) “Demonstration Mode” shall mean Use of the Licensed Software to access only test and demonstration data, as restricted by the Software prior to Software Registration (hereinafter defined).

(f) “Software Registration” shall mean establishment of a unique identifier for the entity desiring to Use the Licensed Software in an operational setting, so that access to other than test and demonstration data is permitted.  The Software Registration process is controlled and managed solely by Licensor.

(g) “Registered Use” shall mean Use by any Licensee of the Licensed Software in other than Demonstration Mode.  Any Licensee desiring Registered Use of the Licensed Software must have properly executed an End User Software License Agreement prior to such Use.

(h) “Installation Locations” shall mean each and every facility of the Licensee in which the Licensed Software is to be installed or Used.

(i) “Sub-Licensee” shall mean Licensee’s Sub-licensees located solely in Argentina, Brazil, Chile, Paraguay and Uruguay.

(j) “User” shall mean any person or entity responsible for activating and operating the Licensed Software at any Installation Location.

(k) “Updates” shall mean any and changes, additions and/or modifications to the medical content of the Software, which includes the patient questionnaires, physician reference materials, patient education materials, prescriptions and medications list and prescriptions and medications interaction data, as well as enhancements, improvements, and changes to the Software itself.

2. License. Subject to the continued timely payment by Licensee to Licensor of the license fees hereinafter set forth on Schedule A hereto (the “Fees”), Licensor hereby grants to Licensee, and Licensee hereby accepts, during the Term hereof, a personal, exclusive and non-transferable license to market and sub-license PrimeCareV9 for use at Installation Locations situate solely within the countries of Argentina, Brazil, Chile, Paraguay and Uruguay (the “License”), all of whom are members of the free trade association , known as Mercosur.  Notwithstanding the foregoing, in the event that the gross revenues derived by Licensee from sub licensing PrimeCare V9, are less than two million five hundred thousand U.S. dollars (US$2,500,000) for the third year of the Term of this Agreement, or any year thereafter, then, in that event, this Agreement will become non-exclusive for the balance of the Term.  Each Sub-licensee who desires to Use PrimeCare V9 under this Agreement shall be required to comply with the terms and conditions of this Agreement, and enter into, and comply with, the terms and conditions of the Software Sub-License Agreement, in form and substance as set forth in Schedule B, annexed hereto and made part hereof, and which Software Sub-license Agreement has been approved by Licensor.  The Fees required from each Sub-licensee will be negotiated by Licensee on behalf of Licensor subject to approval by Licensor.

3. License fees and taxes.

(a)  The Fees for the  license granted pursuant to Section 2 hereof, and for the support services provided for under Section 4 hereof, shall be the Fees set forth on Schedule A, annexed hereto and made part hereof.

(b) The Fees shall be due from the Licensee and payable to the Licensor in twelve (12) equal monthly payments on, or before, the tenth day of each month.  Licensee shall pay a late payment charge of 1.5 percent per month, or the maximum rate permitted by applicable law, whichever is less, on the aggregate unpaid amount due for each calendar month or fraction thereof that any payment to Licensor is in arrears.

(c) In addition to all Fees, Licensee shall pay all taxes based on, or in any way measured by, this Agreement, use of the PrimeCare V9 or any portion thereof, or any services related thereto, excluding taxes based on Licensor's net income, but including personal and/or intangible property taxes, if any. If Licensee desires to challenge the applicability of any such tax, it shall first pay such tax to Licensor and then Licensee, at its own cost and expense, thereafter may challenge such tax before the applicable governmental agency and seek refund thereof.

4. Support of licensed software. During the Term of this License, Licensor shall provide to Licensee, without additional charge, all Updates to the Licensed Software, so as to provide Licensee with the most current medical content contained in a marketed version of the Software, together with technical information and assistance regarding all phases of the Updates to the Software.  Each User, however, shall be solely responsible for ensuring that the most recent version of the Software, required to Use PrimeCare V9, is installed at User’s Installation Location.

5. Term of agreement and licenses. This Agreement shall commence on the day and date first above written and shall continue in being for ten (10) years from that date (the “Initial Term”), unless otherwise terminated or canceled as hereinafter provided.  This Agreement shall be automatically extended for successive periods of twelve (12) months following the Initial Term (each a “Renewal Term”), unless at least thirty (30) days, but not more than sixty (60) days, prior to the end of the Initial Term and each Renewal Term either party shall notify the other in writing, of its termination of this Agreement.

6. Protection of trade secrets.

(a) Licensee acknowledges and agrees that the PrimeCareV9 is Licensor's exclusive property and constitutes a valuable trade secret of Licensor.  Licensee shall use the PrimeCareV9 only for the purposes  expressly permitted hereby, and Licensee shall make no attempt, nor shall it permit any other person to attempt, directly or indirectly, to “reverse engineer” the same.

(b) Upon any termination, cancellation or expiration of this Agreement, or the License granted hereunder, Licensee and its Sub-licensees shall immediately return to Licensor the original, and any and all copies, of PrimeCareV9, with all Updates, together with any and all other materials, data or products relating to the PrimeCareV9 in the possession or control of Licensee or its Sub-licensees.

(c) Licensee acknowledges that, as a result of its relationship with Licensor arising from this Agreement, certain confidential information and property of Licensor may come into Licensee's possession, and Licensee agrees not to disseminate Licensor’s proprietary information to any other person.

 7. Confidentiality; Competition.

(a) For the purposes hereof, the term, confidential information, is used herein in its legal sense and includes (without limitation) trade secrets, as well as any information in the possession of the Licensor, whether created by Licensor or Licensee which is kept or intended to be kept as a secret from others, whether or not the secret or confidential information provides a measurable commercial benefit to Licensor, such as Licensor's development work, its Software and computer programs (including but not limited to the Software and computer programs referred to in this Agreement as the PrimeCare V9 which includes, but is not limited to the following: program source code, object code, and underlying algorithms; system medical data organization, storage mechanisms and techniques; data coding and encryption methodologies; system usage access algorithms, procedures, and techniques; and system enhancement plans, schedules, and forecasts), specifics concerning the design of its equipment or software and computer programs, whether used internally or not, procedures used to render programs, equipment or services fit for sale, Licensor's underlying costs and Licensor's underlying sources of supply, and information which concerns the business of Licensor and the manner in which the Licensor conducts its business, its future plans, work in progress, customers, customer lists, and any other information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, and selling which is used by the Licensor in the conduct of its business and which is not generally known to others, collectively constitute “Licensor’s Confidential Information”.  Licensee acknowledges that Licensee shall have access to, and knowledge of, Licensor’s Confidential Information, and that improper use or revelation of the same by Licensee or its Sub-licensees during the Term or thereafter, would cause serious injury to Licensor's business. Accordingly, Licensee covenants and agrees that (except to the extent reasonably necessary to enable Licensee to perform services hereunder, and except as otherwise permitted or contemplated by this Agreement), Licensee shall forever keep secret and confidential all Licensor’s Confidential Information which shall come into Licensee's possession, and Licensee shall not use the same for Licensee's own private benefit, or directly or indirectly for the benefit of others, and      Licensee shall not disclose such Licensor’s Confidential Information to any other person. Notwithstanding the foregoing, Licensor’s Confidential Information shall not include any information which is in the public domain at the time such information is disclosed to Licensee, or which later falls into the public domain through no fault of Licensee or its Sub-licensees, or which is at any time lawfully received by Licensee from a third party.

(b) If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement, or any dispute which may arise out of, or in connection with, this Agreement, that the scope or duration of any limitation contained in this Section 7 is too extensive to be legally enforceable, then the parties hereby agree that the scope or duration of such limitation shall be deemed to be the maximum scope or duration (not greater than that provided for herein) which shall be legally enforceable, and Licensee hereby consents to the enforcement of such limitation as so modified.

(c) Each of the parties acknowledges that any violation by Licensee or any of its Sub-licensees of the provisions of this Section 7 would cause serious and irreparable damages to Licensor. Each of the parties further acknowledges that it might not be possible to measure such damages in money. Accordingly, each of the parties further acknowledges that, in the event of a breach or threatened breach by Licensee of the provisions of this Section 7, Licensor, in addition to any other rights or remedies, including money damages, may seek an injunction or restraining order, restraining Licensee from doing or continuing to do or perform any acts constituting such breach or threatened breach.

8. Reproduction and modification of software.  Neither Licensee, nor any of its Sub-licensees, may  reproduce and/or modify the Licensed Product, or any portion thereof.

9. Software Limitations. THE LICENSEE HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)  PRIMECARE V9 IS SOLELY A PHYSICIAN'S PRODUCTIVITY ENHANCEMENT PRODUCT.

(b) USE OF PRIMECARE V9 IS NOT INTENDED TO, AND WILL NEVER, REPLACE THE PHYSICIAN'S PROFESSIONAL MEDICAL JUDGMENT AND/OR KNOWLEDGE, AND NEITHER LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY.

(c) THE DIAGNOSTIC CONSIDERATIONS, SUGGESTIONS FOR TESTS AND LISTS OF TREATMENTS, AS WELL AS PATIENT EDUCATION MATERIAL AND PHYSICIAN REFERENCE MATERIAL, CONTAINED IN THIS PRIMECARE V9 ARE NOT COMPLETE, MAY NOT BE CURRENT AND WILL NOT BE USED AS A SUBSTITUTE FOR THE JUDGMENT OF THE PHYSICIAN, AND NEITHER LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY. .

(d) THE LICENSEE ASSUMES TOTAL AND SOLE RESPONSIBILITY FOR VERIFYING ALL INFORMATION CONTAINED IN PRIMECARE V9 BEFORE APPLYING IT IN A CLINICAL SETTING.

10. Negation of warranty. PRIMECARE V9 IS PROVIDED ON AN “AS IS” BASIS, AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO THE ACCURACY, COMPLETENESS OR CURRENCY OF ANY INFORMATION CONTAINED IN PRIMECARE V9. LICENSEE SHALL BE SOLELY, TOTALLY AND EXCLUSIVELY RESPONSIBLE FOR THE SELECTION, INSTALLATION, USE, EFFICIENCY AND SUITABILITY OF PRIMECARE V9, AND LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY THEREFOR.

11. Negation of proprietary rights indemnity. LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY TO LICENSEE, OR ANY OF ITS SUB-LICENSEES, FOR THE CLAIMED INFRINGEMENT OF PROPRIETARY RIGHTS BY PRIMECARE V9 OR ANY PORTION THEREOF.

12. Termination/cancellation.

(a) Licensor may terminate this Agreement, and the License granted to Licensee hereunder if:

(i) Licensee fails timely to pay Licensor any Fee or other required payment when due and payable;

(ii) Except as to a failure under Section 12(a)(I) above, Licensee, or any of its Sub-licensees, is in default of any other provision hereof, and such default is not cured within ten (10) days after Licensor shall give Licensee written notice thereof: or

(iii) Licensee becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy or insolvency law.

(b) In the event of any termination of the Agreement, or the License granted hereunder:

(i) Licensee and each of its Sub-licensees shall cease any further Use of PrimeCare V9 or any portion thereof, whereupon Licensee, and each such Sub-licensees shall forthwith return the same and all copies thereof to Licensor; and

(ii) Licensor may cease performance of all of Licensor's obligations hereunder, without any liability to Licensee.

(c) The Agreement, and the License shall automatically terminate if Licensee, or any of its Sub-licensees, uses the Software in any manner not expressly permitted hereunder.

(d) Licensor's foregoing rights and remedies shall be cumulative and in addition to all other rights and remedies available to Licensor in law or in equity.

13. Limitation of liability. IN NO EVENT SHALL LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS BE LIABLE TO LICENSEE FOR ANY:

(a) DAMAGES RESULTING DIRECTLY OR INDIRECTLY FROM, OR RELATED TO, ANY FAILURE OF PRIMECARE V9, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, OR DELAY OF THE LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS IN THE DELIVERY OF PRIMECARE V9, OR IN THE PERFORMANCE OF SERVICES THEREUNDER.

(b) DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF, OR RELATED IN ANY WAY TO, THIS SOFTWARE LICENSE AGREEMENT, THE LICENSE GRANTED THEREUNDER, OR THE PERFORMANCE OR BREACH THEREOF, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. LIABILITY OF LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS TO LICENSEE HEREUNDER, IF ANY, SHALL IN NO EVENT EXCEED THE TOTAL OF THE LICENSE FEES PAID BY LICENSEE HEREUNDER TO LICENSOR DURING THE PERIOD CORRESPONDING TO WHEN SUCH LIABILITY ACCRUED.

14. Assumption of Risk and Liability. THE LICENSEE, FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, HEREBY ASSUMES ALL RISKS ASSOCIATED WITH, AND/OR ARISING FROM, THE LICENSEE'S, OR ITS SUB-LICENSEES, USE OF PRIMECARE V9. THE LICENSEE, FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, HEREBY RELEASES AND INDEMNIFIES LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS FROM ANY AND ALL LIABILITY, AND SHALL REIMBURSE LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND CONSULTANTS ON DEMAND, FOR ANY, AND ALL, COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES AND EXPENSES) WHICH LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS MAY INCUR, AS THE RESULT OF ANY CLAIMS ASSOCIATED WITH, AND/OR ARISING FROM, EITHER THE USE BY LICENSEE OR A USER OF PRIMECARE V9 OR FROM THE ENFORCEMENT OF THIS AGREEMENT.

LICENSEE FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, AGREES THAT NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY LICENSEE MORE THAN SIX (6) MONTHS AFTER LICENSEE KNEW OR SHOULD HAVE KNOWN OF THE OCCURRENCE OF THE EVENTS WHICH GAVE RISE TO THE CAUSE OF ACTION.

LICENSEE, FOR ITSELF, FOR EACH OF ITS SUB-LICENSEES OR USER UNDERSTAND AND AGREE THAT THE LIMITATION OF THE LIABILITY OF LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS, STATED ABOVE, REPRESENTS A DELIBERATE ALLOCATION OF RISK WHICH AFFECTS THE PRICE OF PRIMECARE V9. WITHOUT THIS EXCULPATION OF LIABILITY THE PRICE CHARGED BY LICENSOR WOULD NECESSARILY BE MUCH GREATER. BY THE USE OF PRIMECARE V9, LICENSEE AND EACH USER EXPRESSLY ACCEPTS THE ABOVE DISCLAIMERS OF LIABILITY.

15. Miscellaneous.

(a) This Agreement, together with the schedules and exhibits annexed hereto, is the sole agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. This Agreement may be amended, modified or changed only by a prior written instrument signed by the party against whom it is sought to be enforced.

(b) This Agreement and the License granted hereunder may not be transferred or assigned by Licensee without the prior written consent of Licensor.

(c) This Agreement shall be interpreted in accordance with the substantive laws of the State of New York, U.S.A.,without giving effect to the conflict of law provisions thereof, and each party hereby grants jurisdiction over their person to the federal and State courts located in Westchester County, State of New York, U.S.A..

(d) In the event that any third party alleges or claims that the Software infringes upon an intellectual property right, then in that event, Licensee shall promptly notify Licensor of such allegation or claim.

(e) No waiver of any performance or breach of any provision of this Agreement shall constitute a waiver of any other breach of that, or any other provision. No delay or failure on the part of any party in exercising any rights under this Agreement (and no partial or single exercise thereof) shall constitute a waiver of such rights, or of any other rights, under this Agreement.

(f) In the event of a conflict between the terms of this Agreement and any provision of any other instrument which is not specifically identified as an amendment to this Agreement, even though signed by duly authorized officers or representatives of all parties, the terms of this Agreement shall control.

(g) No provision of this Agreement shall be deemed waived, amended or modified by any party unless such waiver, amendment or modification shall be in writing and signed by a duly authorized officer or representative of the party against whom it is sought to enforce the waiver, amendment or modification.

(h) In the event that any one or more provisions contained in this Agreement, for any reason, should be held to be unenforceable in any respect under the laws of the United States, or of any State of the United States, or of any foreign government (including Argentina, Brazil, Chile, Paraguay, and Uruguay), such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed in the applicable jurisdiction as if such unenforceable provision had not been contained herein.

(i) The headings in this Agreement are inserted for convenience only, and shall not form a part of this Agreement or affect the meaning or interpretation of this Agreement or any provision hereof.

16. Notices. Any notice or other communication given under this Agreement to any party shall be in writing and shall be delivered, or mailed, to it at its address as hereinafter specified, provided that any party may, by a similar notice, designate a change of address for such party. Any such notice, if mailed properly addressed, postage prepaid, shall be deemed given fifteen (15) days after it had been deposited in the United States or Argentine mail, by certified or registered mail, return receipt requested (or the Argentinian equivalent thereof).  Without limiting any of the foregoing, a notice sent by telegram, confirmed facsimile or cable by any authorized officer or authorized representative of a party shall be deemed given upon receipt thereof. Whenever any party is required to take action within a specified time period after receipt of notice, the time period for taking such action shall be measured three (3) days from the giving of such notice, if by mail, or from the receipt of such telegram, confirmed facsimile or cable.

   Until further notice, notice sent to the following addresses shall be proper:

     If to Licensor:

PrimeCare Systems, Inc.

56 Harrison Street, Suite 501

New Rochelle, NY, U.S.A. 10801

Att: President

     If to Licensee:

Telemêdica S.A.

Santa Fé 2534 Segundo A

(1425) Buenos Aires, Argentina

Att: President

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PrimeCare Systems, Inc.

Licensor

By:     /s/ Robert A, Shiver

Robert A. Shiver, President

Telemédica SRL

Licensee

By:    /s/ Nathan Nebbe, President

Nathan Nebbe, President

Schedule A

Fees:

The Fees for the License granted pursuant to Section 2 of the Agreement, and for the support services provided for under Section 4 of the Agreement, shall consist of  an amount equal to twenty-five (25%) percent of the gross fees charged by Licensee to each and every Sub-licensee for use of the Software during the first three years of the Term of this Agreement, or in the alternative, until the gross revenues of Licensee derived from Sub-licensees in any year of the Term exceeds four hundred thousand U.S. dollars (US$400,000.00), whichever occurs first, and thereafter, an amount equal to fifty (50%) percent of the gross fees charged by Licensee to each and every Sub-licensee for use of the Software.  Licensee agrees that the fee to be charged to a Sub-licensee shall be not less than four US dollars (US$4) per annum, per patient of each Sub-licensee, without regard to whether the patient or Sub-licensee uses the software during that year, unless Licensor agrees, in writing, to a lower fee.

Exhibit 10.2

Software License Agreement

THIS SOFTWARE LICENSE AGREEMENT (the “Agreement”) entered into as of the 29th day of September, 2005, by and between PrimeCare Systems, Inc., (“Licensor”), a Delaware corporation with an office at 56 Harrison Street, New Rochelle, NY 10801, and Nebbe Enterprises, LLC (“Investor”), a limited liability company  organized under the laws of the State of Iowa, with an office at 2027 S. Union Rd.,Cedar Falls,IA,50613, determines the rights and licenses to be granted by Licensor in the Licensed Software (hereinafter defined) as provided hereunder.

RECITALS:

WHEREAS, Investor is a shareholder of Telemédica SRL, a corporation organized under the laws of Argentina, with an office at Santa Fé 2534 Segundo A, (1425) Buenos Aires, Argentina, which corporation has been organized to sub-license the Licensed Software (hereinafter defined) solely within the countries of Argentina, Brazil, Chile, Paraguay and Uruguay, all of whom are members of the free trade association , known as Mercosur;

WHEREAS, Investor has offered to provide to Licensor the consideration hereinafter set forth to induce Licensor to grant to Telemédica SRL, a license to use Licensed Software (hereinafter defined); and

WHEREAS, Licensor is willing to accept the consideration Investor has offered, to grant such license.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

The Recitals set forth above are hereby incorporated into this Agreement and made a part hereof.

2.

Definitions. As used in this Agreement, the following definitions shall apply:

(a) “Licensed Software” shall mean the PrimeCare(TM) Patient Management System, Version Nine (the “PrimeCare V9 System”), as more fully defined in the “Software License Agreement” on Schedule A, annexed hereto and made part hereof

(b) “License” shall mean the license granted by Licensor to Telemédica SRL, in form and substance, and subject to the terms and conditions of the Software License Agreement.

3.

In consideration for Licensor granting the License, Investor agrees to:

(a) pay to Licensor US$60,000.00 upon execution of this contract; and

(b) arrange and pay for the cost of translating PrimeCareV9 into both Spanish and Portugese, which translations shall become the sole property of Licensor.

4.

 Protection of trade secrets.

(a) Investor acknowledges and agrees that the PrimeCare V9 is Licensor's exclusive property and constitutes a valuable trade secret of Licensor and Investor shall make no attempt, nor shall it permit any other person to attempt, directly or indirectly, to “reverse engineer” the same.

(c) Investor acknowledges that, as a result of its relationship with Licensor arising from this Agreement, certain confidential information and property of Licensor may come into Investor's possession, and Investor agrees not to disseminate Licensor’s proprietary information to any other person.

 5. Confidentiality; Competition.

(a) For the purposes hereof, the term, confidential information, is used herein in its legal sense and includes (without limitation) trade secrets, as well as any information in the possession of the Licensor, whether created by Licensor or Investor which is kept or intended to be kept as a secret from others, whether or not the secret or confidential information provides a measurable commercial benefit to Licensor, such as Licensor's development work, its Software and computer programs (including but not limited to the Software and computer programs referred to in this Agreement as the PrimeCare V9 which includes, but is not limited to the following: program source code, object code, and underlying algorithms; system medical data organization, storage mechanisms and techniques; data coding and encryption methodologies; system usage access algorithms, procedures, and techniques; and system enhancement plans, schedules, and forecasts), specifics concerning the design of its equipment or software and computer programs, whether used internally or not, procedures used to render programs, equipment or services fit for sale, Licensor's underlying costs and Licensor's underlying sources of supply, and information which concerns the business of Licensor and the manner in which the Licensor conducts its business, its future plans, work in progress, customers, customer lists, and any other information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, and selling which is used by the Licensor in the conduct of its business and which is not generally known to others, collectively constitute “Licensor’s Confidential Information”.  Investor acknowledges that Investor shall have access to, and knowledge of, Licensor’s Confidential Information, and that improper use or revelation of the same by Investor during the Term or thereafter, would cause serious injury to Licensor's business. Accordingly, Investor covenants and agrees that (except to the extent reasonably necessary to enable Investor to perform services hereunder, and except as otherwise permitted or contemplated by this Agreement), Investor shall forever keep secret and confidential all Licensor’s Confidential Information which shall come into Investor's possession, and Investor shall not use the same for Investor's own private benefit, or directly or indirectly for the benefit of others, and Investor shall not disclose such Licensor’s Confidential Information to any other person. Notwithstanding the foregoing, Licensor’s Confidential Information shall not include any information which is in the public domain at the time such information is disclosed to Investor, or which later falls into the public domain through no fault of Investor, Licensee or its Sub-licensees, or which is at any time lawfully received by Investor from a third party.

(b) If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement, or any dispute which may arise out of, or in connection with, this Agreement, that the scope or duration of any limitation contained in this Section 5 is too extensive to be legally enforceable, then the parties hereby agree that the scope or duration of such limitation shall be deemed to be the maximum scope or duration (not greater than that provided for herein) which shall be legally enforceable, and Investor hereby consents to the enforcement of such limitation as so modified.

(c) Each of the parties acknowledges that any violation by Investor, Licensee or any of its Sub-licensees of the provisions of this Section 5 would cause serious and irreparable damages to Licensor. Each of the parties further acknowledges that it might not be possible to measure such damages in money. Accordingly, each of the parties further acknowledges that, in the event of a breach or threatened breach by Investor  of the provisions of this Section 5, Licensor, in addition to any other rights or remedies, including money damages, may seek an injunction or restraining order, restraining Investor from doing or continuing to do or perform any acts constituting such breach or threatened breach.

6. Reproduction and modification of software.  Neither Investor, Licensee, nor any of its Sub-licensees, may  reproduce and/or modify the Licensed Software, or any portion thereof.

7. Software Limitations. THE INVESTOR HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)  PRIMECAREV9 IS SOLELY A PHYSICIAN'S PRODUCTIVITY ENHANCEMENT PRODUCT.

(b) USE OF PRIMECARE V9 IS NOT INTENDED TO, AND WILL NEVER, REPLACE THE PHYSICIAN'S PROFESSIONAL MEDICAL JUDGMENT AND/OR KNOWLEDGE, AND NEITHER INVESTOR, LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY.

(c) THE DIAGNOSTIC CONSIDERATIONS, SUGGESTIONS FOR TESTS AND LISTS OF TREATMENTS, AS WELL AS PATIENT EDUCATION MATERIAL AND PHYSICIAN REFERENCE MATERIAL, CONTAINED IN THIS PrimeCare V9 ARE NOT COMPLETE, MAY NOT BE CURRENT AND WILL NOT BE USED AS A SUBSTITUTE FOR THE JUDGMENT OF THE PHYSICIAN, AND NEITHER INVESTOR, LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY.

(d) THE INVESTOR AND/OR LICENSEE ASSUMES TOTAL AND SOLE RESPONSIBILITY FOR VERIFYING ALL INFORMATION CONTAINED IN PRIMECARE V9 BEFORE APPLYING IT IN A CLINICAL SETTING.

8. Negation of warranty. PRIMECARE V9 IS PROVIDED ON AN “AS IS” BASIS, AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO THE ACCURACY, COMPLETENESS OR CURRENCY OF ANY INFORMATION CONTAINED IN PRIMECAREV9.  INVESTOR SHALL BE SOLELY, TOTALLY AND EXCLUSIVELY RESPONSIBLE FOR THE SELECTION, INSTALLATION, USE, EFFICIENCY AND SUITABILITY OF PRIMECARE V9, AND LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY THEREFOR.

9. Negation of proprietary rights indemnity. LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY TO INVESTOR, LICENSEE, OR ANY OF ITS SUB-LICENSEES, FOR THE CLAIMED INFRINGEMENT OF PROPRIETARY RIGHTS BY PRIMECARE V9 OR ANY PORTION THEREOF.

10. Termination/cancellation.

(a) Licensor may terminate this Agreement, and the License granted to Licensee hereunder if:

(i) Investor, Licensee or any of its Sub-licensees is in default of any  provision hereof, and such default is not cured within ten (10) days after Licensor shall give Investor written notice thereof: or

(ii) Investor becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy or insolvency law.

(b) In the event of any termination of the Agreement, or the License granted hereunder:

(i)  Licensor may cease performance of all of Licensor's obligations hereunder, without any liability to Investor.

(c) Licensor's foregoing rights and remedies shall be cumulative and in addition to all other rights and remedies available to Licensor in law or in equity.

11. Miscellaneous.

(a) This Agreement, together with the schedules and exhibits annexed hereto, is the sole agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. This Agreement may be amended, modified or changed only by a prior written instrument signed by the party against whom it is sought to be enforced.

(b) This Agreement shall be interpreted in accordance with the substantive laws of the State of New York, U.S.A.,without giving effect to the conflict of law provisions thereof, and each party hereby grants jurisdiction over their person to the federal and State courts located in Westchester County, State of New York, U.S.A..

(c) In the event that any third party alleges or claims that the Software infringes upon an intellectual property right, then in that event, Investor shall promptly notify Licensor of such allegation or claim.

(d) No waiver of any performance or breach of any provision of this Agreement shall constitute a waiver of any other breach of that, or any other provision. No delay or failure on the part of any party in exercising any rights under this Agreement (and no partial or single exercise thereof) shall constitute a waiver of such rights, or of any other rights, under this Agreement.

(e) In the event of a conflict between the terms of this Agreement and any provision of any other instrument which is not specifically identified as an amendment to this Agreement, even though signed by duly authorized officers or representatives of all parties, the terms of this Agreement shall control.

(f) No provision of this Agreement shall be deemed waived, amended or modified by any party unless such waiver, amendment or modification shall be in writing and signed by a duly authorized officer or representative of the party against whom it is sought to enforce the waiver, amendment or modification.

(g) In the event that any one or more provisions contained in this Agreement, for any reason, should be held to be unenforceable in any respect under the laws of the United States, or of any State of the United States, or of any foreign government (including Argentina, Brazil, Chile, Paraguay and Uruguay), such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed in the applicable jurisdiction as if such unenforceable provision had not been contained herein.

(h) The headings in this Agreement are inserted for convenience only, and shall not form a part of this Agreement or affect the meaning or interpretation of this Agreement or any provision hereof.

12. Notices. Any notice or other communication given under this Agreement to any party shall be in writing and shall be delivered, or mailed, to it at its address as hereinafter specified, provided that any party may, by a similar notice, designate a change of address for such party. Any such notice, if mailed properly addressed, postage prepaid, shall be deemed given fifteen (15) days after it had been deposited in the United States or Argentine mail, by certified or registered mail, return receipt requested (or the Argentinian equivalent thereof).  Without limiting any of the foregoing, a notice sent by telegram, confirmed facsimile or cable by any authorized officer or authorized representative of a party shall be deemed given upon receipt thereof. Whenever any party is required to take action within a specified time period after receipt of notice, the time period for taking such action shall be measured three (3) days from the giving of such notice, if by mail, or from the receipt of such telegram, confirmed facsimile or cable.

   Until further notice, notice sent to the following addresses shall be proper:

     If to Licensor:

PrimeCare Systems, Inc.

56 Harrison Street, Suite 501

New Rochelle, NY, U.S.A. 10801

Att: President

     If to Licensee:

Nebbe Enterprises, LLC

2027 S. Union Rd.

Cedar Falls,IA,50613

Att: Managing Partner

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PrimeCare Systems, Inc., Licensor	Nebbe Enterprises, LLC, Licensee
By: /s/ Robert Shiver, President Robert Shiver, President	By: /s/ Dennis Nebbe Dennis Nebbe

Exhibit 10.3

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 19,  2005, by and among OCG TECHNOLOGY, INC. (“OCGT”), a Delaware corporation, with offices at 56 Harrison Street, New Rochelle, NY 10801 and BOBBY VAVITHIS (“Purchaser”), who resides at Kos Kefalos, Dodekanis, Greece.

RECITALS:

Purchaser desires to purchase control of OCGT and thereafter contribute working interests in certain oil and natural gas properties to OCGT together with the capital necessary to complete the drilling of wells necessary to retain the working interests in the properties; and

The Board of Directors of OCGT has approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

The Parties desire to make certain representations, warranties and agreements in connection with completion of the proposed share purchase transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE  I

THE PURCHASE

1.1 The Recitals set forth above are hereby incorporated into this Agreement and made a part hereof.

1.2 The Purchase. At the Closing (as hereinafter defined), Purchaser shall acquire 147,569 shares of the Series F Preferred Stock, of OCGT, par value $.10 per share (the “Purchased Shares”), representing  95.5% of the issued and outstanding voting stock of OCGT.  Consideration to be paid by Purchaser shall be $450,000.00, payable by wire transfer in readily usable Federal funds (the “Cash Purchase Price”) as follows: $275,000.00 to PrimeCare Systems, Inc., previously, a wholly-owned subsidiary of OCGT; and the balance of $175,000 to Jeffersonian Inc.

1.3 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the “Closing”) on (i) the first business day on which the last of the conditions set forth in Article IV to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the “Closing Date”), at such time and place as the parties hereto may agree. Such date shall be the date of payment (the “Effective Time”).  On, or prior to the Closing Date, OCGT shall have disposed of all of its assets, so that, by such time, it shall be possessed of no assets, and no  liabilities.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of OCGT.   OCGT represents and warrants to Purchaser as follows:

(a) Organization, Standing and Power. OCGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a listed company on the OTC Bulletin Board of United States of America, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of OCG consists of 50,000,000 shares of common stock, $.01 par value per share (the “OCG Common Stock”), and 1,000,000 shares of preferred stock, par value of $ .10 per share (“OCG Preferred Stock” and, together with OCG Common Stock, the “OCG Capital Stock”), of which OCG Preferred Stock, 200,000 shares have been designated as Series C Preferred Stock (the “OCG Series C Stock”), 100,000 shares have been designated as Series E Preferred Stock and 400,000 shares have been designated as Series F Preferred Stock.  As of the date of this Agreement, OCG has issued and outstanding: 49,901,121 shares of OCG Common Stock;  200,000 shares of Series C Preferred Stock; and 33,000 shares of Series E Preferred Stock.  Previously, 200,000 shares had been designated as Series A Preferred Stock, and 100,000 shares have been designated as Series B Preferred Stock, both of which had no shares issued and outstanding and on March 22, 2005, amendments to their Certificates of Designation were filed with the State of Delaware terminating the Series A Preferred Stock, and Series B Preferred Stock.   All outstanding shares of OCG Capital Stock are validly issued, fully paid and non-assessable, and free of preemptive rights.  Except as set forth above, and other than as contemplated in this Agreement, there are no OCG stock rights, stock appreciation rights, phantom equity, or other agreements or commitments obligating OCG to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its respective capital stock of any class.

(c) Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of OCGT which have been delivered to Purchaser are true, correct and complete copies thereof. The minute book of OCGT, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of OCGT since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. OCGT has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of OCGT. No other corporate or shareholder proceedings on the part of OCGT are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a “violation”) pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of OCGT or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OCGT which violation would have a material adverse effect on OCGT taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required by or with respect to OCGT in connection with the execution and delivery of this Agreement by OCGT or the consummation by OCGT of the transactions contemplated hereby.

(f) Books and Records. OCGT has made and will make available for inspection by Purchaser upon reasonable request all the books of OCGT relating to the business of OCGT. Such books of OCGT have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Purchaser by OCGT are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. OCGT is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h) SEC Filings. OCGT has filed all periodic reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

(i) Financial Statements and Tax Returns. Copies of  OCGT's audited financial statements for the fiscal year ended June 30, 2005 and of its tax return for the fiscal year 2005 have been delivered to Purchaser.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of OCGT, threatened against or affecting OCGT which is reasonably likely to have a material adverse effect on OCGT, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against OCGT having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Tax Returns. OCGT has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon OCGT.

2.2 Representations and Warranties of Purchaser. Purchaser represents, warrants and covenants as follows:

(a) Other than this Agreement, the Purchaser has received no general solicitation or general advertising regarding this offering; the Purchaser is aware of no other solicitation or general advertising regarding this offering, and the Purchaser is aware of no other solicitation or advertising received by other offerees.  The Purchaser acknowledges that the Purchaser has received and thoroughly reviewed copies of OCGT’s filings with the Securities and Exchange Commission, which filings include financial statements and all other filings (the “Offering Documents”).

(b) All documents, records and books of OCGT pertaining to this proposed investment by Purchaser have been made available for inspection by the Purchaser, the Purchaser's attorney and/or the Purchaser's accountant, and that the books and records of OCGT will be available upon reasonable notice for further inspection by the Purchaser during reasonable business hours at OCGT's principal place of business. The Purchaser and/or the Purchaser's advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of OCGT concerning the terms and conditions of the offering of the Preferred Shares, and all such questions have been answered to the full satisfaction of the Purchaser.  No oral representations have been made or oral information furnished to the Purchaser or the Purchaser's advisor(s) in connection with the offering of the Preferred Shares which were in any way inconsistent with the Offering Documents.

(c) The Purchaser has examined the OCGT’s financial history, minutes and by-laws carefully before making this investment.  The Purchaser IS AWARE OF THE FACT THAT THIS IS A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK. The Purchaser has such knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available in connection with the offering of the Preferred Shares in order to evaluate the merits and risks of this  prospective investment and to make an informed investment decision with respect thereto.

(d) The Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Act”) and as set forth below in the Purchaser Questionnaire).  In this respect, the Purchaser has had substantial experience in previous private and public purchases of securities.

(e) The Purchaser (i) has adequate means of providing for current needs and possible personal contingencies, (ii) has no need for liquidity in this proposed investment, (ii) is able to bear the substantial economic risks of an investment in the Preferred Shares for an indefinite period, (iii) at the present time, can afford a complete loss of such an investment and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Purchaser's net worth, and the Purchaser's investment in the Preferred Shares will not cause such an overall commitment to become excessive.

(f)  The Purchaser understands, that the Preferred Shares have not been registered under the Act or under applicable state “blue sky” or securities laws, and are being offered in reliance upon exemptions therefrom under the provisions of such laws, including exemptions therefrom for non-public offerings.  The Purchaser understands that each Preferred Share must be held indefinitely unless its sale or other transfer is subsequently registered under the Act, and any applicable state “blue sky” or securities laws or an exemption from such registration is available under such laws.  In addition, the Purchaser understands that the Offering Documents may not have been filed with, or reviewed by, certain state securities administrators because of the representation made by OCGT as to the private or limited nature of the offering.

(g)  The Purchaser realizes that the Purchaser may not be able to sell or dispose of any of the Purchaser's Preferred Shares.  The Purchaser covenants and agrees that the Purchaser will not attempt to transfer or otherwise dispose of any of the Preferred Shares to be held by the Purchaser unless (i) such transfer or disposition is made pursuant to an effective registration statement under the Act and has been registered or qualified under all applicable state securities or “blue sky” laws, or (ii) the Purchaser shall have furnished OCGT with an opinion of counsel, which counsel shall be satisfactory to OCGT and which opinion shall be satisfactory in form and substance to OCGT and its counsel, to the effect that no such registration is required because of the availability of an exemption from registration and/or qualification under the Act and the rules and regulations promulgated thereunder and under any applicable state securities or “blue sky” laws.

(h)  The Purchaser represents that the Purchaser (i) is purchasing these Purchased Shares for the Purchaser's own account and not for the account of others; is purchasing these Purchased Shares for investment purposes only and not with a  view  to distribution, assignment or resale to others; and (iii) understands and agrees that, in order to prevent the transfer of these Purchased Shares in violation of the securities laws, the certificates evidencing the Purchaser's ownership of these Purchased Shares will bear a  legend to prevent transfer. The Purchaser further understands and agrees that “Stop Transfer” instructions will also be noted in the appropriate stock transfer records of OCGT, and understands that the Preferred Shares may only be resold if registered under the Act, or are exempt therefrom.  The Purchaser has received such legal advice from the Purchaser's legal advisors as the Purchaser has deemed necessary for an understanding of the foregoing restrictions on transfer.

(i) The Purchased Shares which are the subject of this agreement, when issued, will be fully paid and non-assessable, and, except as may be provided by law, with no personal liability attaching to the ownership thereof.

(j) All information which the Purchaser has provided to OCGT, including all information contained herein and in the accompanying Purchaser Questionnaire, annexed hereto as Exhibit 1, concerning personal, financial and business matters, is correct and complete as of the date set forth at the end hereof and thereof, and, if there should be any material change in such information prior to the issuance of the Purchased Shares, the Purchaser agrees immediately to provide OCGT with such information.

(k) The Purchaser is at least 21 years of age.

(l) On or before February 15, 2006, Purchaser will contribute to OCGT, as contributed capital, without any additional compensation from OCGT, assets consisting of (a) a 100% working interest in the Redearth Prospect, located in central Alberta, Canada, which Prospect is located adjacent to the Pembina Nisku Reef Prospect and in addition (b) a 20% working interest in the Pembina Nisku Reef Prospect, both of which were acquired by Purchaser from Angels Exploration Fund Inc., a Canadian corporation, together with the cash capital necessary to meet the drilling requirements of the working interests (the “Contributed Capital”).

2.3 Indemnification.  The Purchaser hereby indemnifies and holds harmless OCGT, its officers, directors and affiliates, and everyone acting on their behalf from and against all damages, losses, costs and expenses (including reasonable attorney's fees) which they may incur by reason of the failure of the Purchaser to fulfill any of the terms or conditions of this Agreement or the Purchaser Questionnaire, or by reason of any breach of the representations, warranties and covenants made by the Purchaser herein, or in any other document provided by the Purchaser to OCGT in connection herewith.

2.4 Miscellaneous.

(a)  The Purchaser agrees not to transfer or assign this Agreement, or any of the Purchaser's interest herein,  and further agrees that the transfer or other disposition of the Purchased Shares acquired pursuant hereto shall be made only in accordance with this  Agreement and all applicable laws.

(b)  The Purchaser hereby agrees that, except as is otherwise permitted by this Agreement, or as  required by law, the Purchaser may not cancel, terminate or revoke this Agreement or any agreement of the Purchaser made hereunder.

(c) Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchaser, the Purchaser does not thereby, or in any other manner, waive any rights granted to the Purchaser under Federal or state securities laws.

(d) This Agreement may be amended only by a writing executed by all parties.

(e)  This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York.

(f) Within ten days after receipt of a written request from OCGT, the Purchaser agrees to provide such information and to execute and deliver such documents as reasonably may be necessary in order to comply with any and all laws and ordinances to which OCGT is subject.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1 Covenants of OCGT. During the period from the date of this Agreement and continuing until the Effective Time, OCGT  agrees (except as expressly contemplated or permitted by this Agreement, or to the extent that the Purchaser shall otherwise consent in writing):

(a) Ordinary Course.  To carry on its respective business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted.

(b) Dividends; Changes in Stock .  It shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c) Issuance of Securities.  It shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d) Governing Documents.  It shall not amend or propose to amend its Articles of Incorporation or Bylaws.

(e) No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice,  it shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate.

(f) Indebtedness.  It shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2 Other Actions. Neither party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Purchase set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1 Legal Conditions to Purchase. Each of OCGT and Purchaser shall take all reasonable actions necessary or appropriate to comply promptly with all legal requirements which may be imposed on each of them with respect to the Purchase, and will promptly cooperate with, and furnish information to each other in connection with any such requirements imposed upon either of them or upon any of OCGT’s related entities or subsidiaries in connection with the Purchase. Each party shall take all reasonable actions necessary or appropriate to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required or appropriate to be obtained or made by OCGT or Purchaser or any of OCGT’s  related entities or subsidiaries in connection with the Purchase, or the taking of any action contemplated thereby or by this Agreement.

4.4 OCGT Board of Directors and Officers. The current directors of OCGT shall resign as of the  Closing Date after appointing successors designated by Purchaser.

4.5 Current Business of OCGT. As soon as reasonably possible prior to the Closing, OCGT shall take such steps as may be necessary or appropriate to transfer all of its assets and liabilities to its wholly-owned subsidiary, PrimeCare Systems, Inc. (“PrimeCare”) and to complete the distribution of all of the shares of PrimeCare, to the shareholders of record of OCGT as of December   , 2005.

4.6 Purchaser’s Covenant. Purchaser agrees and covenants that, after the Closing, OCGT shall not incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party, or guarantee any debt securities of others at any time prior to OCGT receiving the Contributed Capital.

4.7 Purchaser’s Default.  In the event that Purchaser fails to comply with the provisions of Section 2.2 (l)  within seventy five (75) days after the Closing (the “Default Date”), then, in that event, Purchaser shall return to Edward C. Levine, the Purchased Shares issued hereunder in accord with the terms and conditions of the Escrow set forth in Section 4.8 herein.

4.8 Escrow.  As a condition of OCGT agreeing to the sale, at Closing the Purchaser shall:  (a) place all of the Purchased Shares received by the Purchaser into an escrow to be held by Luke Zouvas, Esq., the Escrow Agent, upon the terms and conditions hereinafter set forth, and place in escrow with the same Escrow Agent resignations of each and every officer and director of OCGT appointed upon, and subsequent to, the Closing as more particularly set forth hereafter;  (b) The Escrow Agent shall hold the escrow documents from the date of Closing until the Default Date, at which time the Escrow Agent shall deliver escrow documents to Edward C. Levine and the Purchased Shares shall be cancelled on the books and records of OCGT and the officers and directors shall step down from positions in accord with their resignations.  Notwithstanding (b) above should the Purchaser prior to the Default Date deliver to OCGT  (i) the Contributed Capital and (ii) the audited financials relating thereto then, in such event, the escrow documents shall be delivered by Escrow Agent to the Purchaser.

4.9 Events of Default.  An event of default is: the failure to deliver the Contributed Capital prior to the Default Date; the failure to deliver the certified financials with the Contributed Capital prior to the Default Date; the failure to timely wire the Cash Purchase Price; a breach of Purchaser’s Covenant as set forth in Section 4.6.

4.10 Finder’s Fee.  Jeffersonian Inc. shall receive at Closing 776 shares of OCGT’s Series F Preferred Stock, together with the cash payment set forth in Section 1.2 above, as full and complete payment of any finder’s fee payable in connection with the transaction contemplated hereby.

ARTICLE V

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual consent of OCGT and Purchaser;

(b) by either OCGT or Purchaser if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Purchase shall have become final and non-appealable; or

(c) by either OCGT or Purchaser if the Purchase shall not have been consummated before December 23, 2005.

(d) Purchaser’s default as set forth in Section 4.9, in which case the Cash Purchase Price shall be liquidated damages, without any liability of OCGT.

5.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or OCGT as provided in Section 5.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, shall be paid by the party incurring such expenses.

5.3 Amendment. This Agreement may be amended by mutual agreement of OCGT and Purchaser, provided that in the case of OCGT, any such amendment must authorized by its Boards of Directors and its legal counsel. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

5.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by OCGT’s Board of Directors and Purchaser, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VI

GENERAL PROVISIONS

6.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one year from the date of this Agreement.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to OCGT:

OCG Technology, Inc.

56 Harrison Street, Suite 501

New Rochelle, NY 10801

(b) If to Purchaser:

Bobby Vavithis

c/o Law Offices of Luke C. Zouvas

Jamestown Road, San Diego, CA 92117

6.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to principles of its conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any New York state court or any federal court located in the County of Westchester, in the State of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

6.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

6.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above.

OCGT Technology, Inc.

Purchaser

By:

Edward C. Levine, President

Bobby Vavithis

Exhibit 10.4

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the “Agreement”) is made and entered into this 19th  day of December 2005, by and between OCG Technology, Inc. (“OCGT”), a Delaware corporation, and PrimeCare Systems, Inc.  (“PrimeCare”), a Delaware corporation and wholly-owned subsidiary of OCGT.

W I T N E S S E T H:

WHEREAS, OCGT is the parent of PrimeCare and PrimeCare is a wholly-owned subsidiary of OCGT;

WHEREAS, OCGT anticipates closing a Share Purchase Agreement (the “Share Purchase”) with Bobby Vavithis (“Vavithis”), which transaction in expected to close on or about December 30, 2005;

WHEREAS, conditioned upon the closing of the Share Purchase, the Board of Directors of OCGT has resolved that it would be in the best interests of OCGT and its stockholders that (i) all of the outstanding securities of PrimeCare (the “PrimeCare Shares”) should be distributed to the record common and preferred stockholders of OCGT, entitled to receive a dividend, existing at the close of business on December 29, 2005 (the “Record Date”) and immediately prior to the closing of those certain Stock Purchase Agreements Dated December 19, 2005, subject to adjustment by the National Association of Securities Dealers, Inc. (the “NASD”) setting an ex-dividend date, pro rata, on a one share for one share basis (the “Distribution”); and (ii) that all shares of common stock of OCGT issued after the opening of business on December 30, 2005, would be issued subject to waiver of the Dividend only; and

WHEREAS, the respective Boards of Directors of OCGT and PrimeCare have adopted resolutions pursuant to which OCGT shall deposit all of the PrimeCare Shares with Registrar and  Transfer Company (“Transfer Company”), a transfer agency registered with the Securities and Exchange Commission, to be held by Transfer Company for Distribution to the OCGT stockholders, subject to the filing and effectiveness by PrimeCare of a registration statement on the appropriate form and related prospectus with the Securities and Exchange Commission (the “Registration Statement” and the Prospectus) and such comparable applicable state agencies, or in reliance upon an available exemption from the applicable federal and state registration requirements as may be necessary, to lawfully effect the Distribution by dividend (the “Dividend) to the OCGT stockholders of all of the PrimeCare Shares on OCGT's behalf, subject to the terms and provisions hereof (the “Plan of Distribution”);

NOW, THEREFORE, in consideration of the closing of the Share Purchase and the mutual covenants and promises contained herein, it is agreed:

Section 1. Plan of Distribution, Effective Date and Stockholders Entitled to Participate.

1.1  The effective date (the “Effective Date”) of the Dividend will be the same date as the closing of the Share Purchase, at which time this Agreement shall take effect. At the close of business on December 29, 2005, there shall be 49,901,121 outstanding shares of common stock of OCGT and 200 outstanding shares of Series C Preferred stock of OCGT.  Only OCGT stockholders of record at that time on December 29, 2005 ( and prior to the closing of those certain Stock Purchase Agreements Dated December 19, 2005), the Record Date for the Dividend (subject to the effects of any adjustments resulting from the NASD setting an ex-dividend date immediately following the closing of the Share Purchase), will be entitled to participate in the Dividend and Distribution of the PrimeCare Shares.

1.2  OCGT hereby conveys all of the assets of OCGT and PrimeCare at the Record Date to PrimeCare.

1.3  PrimeCare will assume, pay and indemnify and hold OCGT harmless from and against any and all liabilities of OCGT and PrimeCare that existed at the Record Date, of every kind and nature whatsoever, whether by contract, lease, license or otherwise, without qualification, including the costs and expenses of the Dividend, the Distribution and the Plan of Distribution.

1.4   The Distribution and the Plan of Distribution will be subject to the following conditions:

(a) All of the PrimeCare Shares that are owned by OCGT, amounting to 69,901,121 shares, will be deposited with Transfer Company and held by Transfer Company in escrow (the “Distribution Escrow”) with a list of stockholders of OCGT at the Record Date, subject to Distribution, on satisfaction of the following conditions:

(i) The prior filing and effectiveness of a Registration Statement and Prospectus with the Securities and Exchange Commission or an available exemption from the applicable federal and state registration requirements applicable to the Distribution of the PrimeCare Shares by OCGT, in accordance with all applicable federal and state securities laws, rules and regulations at PrimeCare's sole cost and expense within a reasonable time, but not later than six months from the date hereof; and

(ii) Compliance with applicable “blue sky” laws, rules and regulations respecting the Dividend and the Distribution, by registration or exemption, in any state in which any stockholder of OCGT resided at the Record Date, as may be adjusted by any ex-dividend date set by the NASD, by PrimeCare, in accordance with all applicable federal and state securities laws, rules and regulations at PrimeCare's sole cost and expense within a reasonable time but not later than six months from the date hereof.

1.5 PrimeCare will timely file with the NASD advising it of the Distribution and Plan of Distribution including, as necessary, a description of this Agreement.

Section 2.   Closing. The closing of the Agreement (the “Closing”) will occur immediately on the closing of the Share Purchase. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

Section 3. Representations and Warranties of OCGT.

OCGT represents and warrants to, and covenants with, PrimeCare as follows:

3.1   OCGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states or jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

3.2  The current pre-Dividend and pre-Distribution authorized capital stock of OCGT consists of 50,000,000 shares of common stock, $.01 par value per share (the “OCG Common Stock”), and 1,000,000 shares of preferred stock, par value of $.10 per share (“OCG Preferred Stock” and, together with OCG Common Stock, the “OCG Capital Stock”), of which OCG Preferred Stock, 200,000 shares have been designated as Series C Preferred Stock (the “Series C Stock”), 100,000 shares have been designated as Series E Preferred Stock (the “Series E Stock”) and 400,000 shares have been designated as Series F Preferred Stock (the “Series F Stock”).  As of the Record Date, OCG shall have issued and outstanding: 49,901,121 shares of OCG Common Stock;  200,000 shares of Series C Stock; and 33,000 shares of Series E Stock, all of which are fully paid and non-assessable and issued in accordance with applicable state corporate law and federal and state securities laws, rules and regulations.  No other shares of OCG Capital Stock shall be issued before or subsequent to the Record Date, unless pursuant to the Share Purchase Agreement and unless the issuance shall be conditioned upon waiver of the Dividend.

3.3  OCGT has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to PrimeCare or its representatives at the Closing a copy of resolutions of its Board of Directors authorizing execution of this Agreement by OCGT's officers and performance thereunder.

3.4  Execution of this Agreement and performance by OCGT hereunder have been duly authorized by all requisite corporate action on the part of OCGT, and this Agreement constitutes a valid and binding obligation of OCGT and performance hereunder will not violate any provision of the Articles of Incorporation, By-Laws, agreements, mortgages or other commitments of OCGT.

Section 4. Representations, Warranties and Covenants of PrimeCare.

PrimeCare represents and warrants to, and covenant with, OCGT as follows:

4.1  PrimeCare is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states or jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

4.2  The current authorized capital stock of PrimeCare consists of 200,000,000 shares of $0.001 par value per share common stock, of which 69,901,121 shares, all owned by OCGT, are and will be issued and outstanding at the Closing and 10,000,000 shares of $0.10 par value per share preferred stock, none of which will be issued and outstanding.  There are no outstanding options or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of PrimeCare. However, there are 14,151,262 warrants outstanding to purchase common stock of PrimeCare at prices ranging between $0.02 and $0.07.

4.3  PrimeCare has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to OCGT or its representative at the Closing a copy of the resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

4.4  Execution of this Agreement and performance by PrimeCare hereunder have been duly authorized by all requisite corporate action on the part of PrimeCare, and this Agreement constitutes a valid and binding obligation of PrimeCare and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of PrimeCare.

Section 5. Conditions Precedent to Obligations of PrimeCare.

All obligations of PrimeCare under this Agreement are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

5.1 The representations and warranties of OCGT contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

5.2 OCGT shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing and/or the Distribution.

5.3 All of the conditions respecting OCGT set forth herein shall have been satisfied by OCGT prior to the Closing and/or the Distribution.

5.4 The Share Purchase between OCGT and Vavithis shall have been completed and closed.

Section 6. Conditions Precedent to Obligations of OCGT.

All obligations of OCGT under this Agreement are subject, at OCGT's option, to the fulfillment, before or at the Closing, of each of the following conditions:

6.1 The representations and warranties of PrimeCare contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

6.2 PrimeCare shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing and/or the Distribution.

6.3 All of the conditions respecting PrimeCare that are set forth herein shall have been satisfied by PrimeCare prior to the Closing and/or the Distribution.

6.4 The Share Purchase between OCGT and Vavithis shall have been completed and closed.

Section 7. Termination. Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by the directors of either OCGT or PrimeCare, if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by the directors of either OCGT or PrimeCare if the Share Purchase shall not have timely taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in the Share Purchase.

Section 8 General Provisions.

8.1 Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses.

8.2 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

8.4 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

8.5 Governing Law. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York without regard to the conflict of law principles thereof.

8.6 Amendment. This Agreement may be amended only with the approval of all the parties hereto, but no amendment will be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Share Purchase effective the day and year first above written.

OCG Technology, Inc.

PrimeCare Systems, Inc.

By:

By:

Edward C. Levine,

Robert A. Shiver,

President

President

Exhibit 23.1

MICHAEL T. STUDER CPA P.C.

18 East Sunrise Highway

Freeport, NY 11520

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of PrimeCare Systems, Inc., on Form SB-2 of our report dated September       , 2005,appearing in this Registration Statement on the financial statements for the year ended June 30, 2006. We also consent to the reference to us under the heading “Experts” in this registration statement.

Michael T. Studer, CPA, P.C.

mts@studercpapc.com

Freeport, NY

September 21, 2006

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of PrimeCare Systems, Inc., on Form SB-2 of our report dated October 12, 2005, except for Note 7, as to which the date is February 14, 2006, appearing in this Registration Statement on the financial statements for the year ended June 30, 2005. We also consent to the reference to us under the heading “Experts” in this registration statement.

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

September 22, 2006